UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Brown-Forman Corporation

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June 26, 2009

Dear Brown-Forman Stockholder:

It is our pleasure to invite you to attend Brown-Forman Corporation’s 2009 Annual Meeting of Stockholders, which will be held:

Thursday, July 23, 2009
9:30 A.M. (Eastern Daylight Time)
Brown-Forman Conference Center
850 Dixie Highway
Louisville, Kentucky

We hope to see you on July 23. All Class A stockholders are urged to complete and return the enclosed proxy card as soon as possible, whether or not you plan to attend the Annual Meeting. Your vote is important to us.

Very truly yours,

Paul C. Varga, Chairman and Chief Executive Officer	Geo. Garvin Brown IV, Presiding Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS

Brown-Forman Corporation will hold its Annual Meeting for holders of our Class A common stock in the Conference Center at our corporate offices, 850 Dixie Highway, Louisville, Kentucky 40210, at 9:30 A.M. (Eastern Daylight Time), on Thursday, July 23, 2009.

We are holding this meeting for the following purposes, which are more fully described in the accompanying Proxy Statement:

▪	To elect a board of eleven directors;

▪	To vote on the re-approval of performance measures under the Brown-Forman 2004 Omnibus Compensation Plan; and

▪	To transact such other corporate business as may properly come before the meeting.

Only Class A stockholders of record at the close of business on June 15, 2009, are entitled to vote at the meeting. Holders of Class B common stock are welcome to attend the meeting but may not vote. We will not close the stock transfer books in advance of the meeting. Class A stockholders may vote either in person or by proxy.

If you are a Class A stockholder, whether or not you plan to attend the meeting, PLEASE complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope. Submitting a proxy will not affect your right to vote your shares differently if you attend the meeting in person. We are not asking for proxy cards from Class B stockholders.

We enclose separately for your review a copy of our Annual Report for the fiscal year ended April 30, 2009.

Louisville, Kentucky
June 26, 2009

By Order of the Board of Directors
Matthew E. Hamel, Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 23, 2009:

The Notice of Annual Meeting, Proxy Statement, and 2009 Annual Report to Stockholders
are available at www.brown-forman.com/proxy

PROXY STATEMENT

QUESTIONS AND ANSWERS

This section sets forth certain frequently asked questions and answers about the Proxy Statement and the Annual Meeting.

Q:	Why did I receive these proxy materials?

A:	The Board of Directors of Brown-Forman Corporation provides you with these proxy materials so that you may cast your vote knowledgeably on the matters to be considered at the 2009 Annual Meeting of Stockholders. The meeting will take place on Thursday, July 23, 2009, at 9:30 A.M. (Eastern Daylight Time), in the Conference Center at our corporate offices, 850 Dixie Highway, Louisville, Kentucky. We will begin mailing this Proxy Statement and accompanying materials on or about June 26, 2009, to holders of record of our Class A common stock at the close of business on June 15, 2009, the record date for the 2009 Annual Meeting.

Q:	What is the record date and what does it mean?

A:	The Board has set June 15, 2009, as the record date for the 2009 Annual Meeting. Holders of our Class A common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting. If you purchase Class A common stock after the record date, you may vote those shares only if you receive a proxy to do so from the person who held the shares on the record date.

Q:	What information is contained in these proxy materials?

A:	The information contained in these proxy materials relates to the matters to be voted upon at the Annual Meeting, the voting process, our corporate governance, the compensation of our directors and most highly paid executive officers, and other matters.

Q:	May holders of Class B common stock vote at the meeting?

A:	Holders of shares of Class B common stock are not entitled to vote on any of the matters to be considered at the 2009 Annual Meeting of Stockholders but are welcome to attend.

Q:	How will my dividend reinvestment and employee stock purchase plan shares be voted?

A.	Shares of Class A common stock held by participants in Brown-Forman’s dividend reinvestment and employee stock purchase plans are included in your holdings and reflected on your proxy card. The shares will be voted as you direct.

Q:	What am I voting on?

A:	The matters to be voted upon this year are the election of our Board of Directors and the re-approval of performance measures under our 2004 Omnibus Compensation Plan. Class A stockholders may also vote on any other matter that is properly brought before the meeting.

Q:	Who are the nominees for directors?

A:	We have eleven director nominees who are standing for election. We describe each nominee briefly in this Proxy Statement, starting on page 12.

Q:	How does the Board recommend I vote?

A:	Our Board unanimously recommends that you vote your shares “FOR” the election of each of the nominees to the Board and “FOR” the re-approval of performance measures under our 2004 Omnibus Compensation Plan.

Q:	What is the proxy card for?

A:	By completing and signing the proxy card, you authorize the individuals named on the card to vote your shares for you, in accordance with your instructions. If you grant a proxy, the persons named as proxy holders will also have the obligation and authority to vote your shares as they see fit on any other matter properly presented for a vote at the meeting. If for any unforeseen reason a director nominee is not available to serve, the persons named as proxy holders may vote your shares at the meeting for another nominee. The proxy holders for this year’s Annual Meeting are Geo. Garvin Brown IV, Paul C. Varga, and Matthew E. Hamel.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A majority of the outstanding shares of our Class A common stock must be present in person or represented by proxy to constitute a quorum to conduct business at the Annual Meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for the particular item and has not received instructions from the beneficial owner.

Q:	What votes are necessary for action to be taken?

A:	In the election of directors, a nominee is elected if he or she receives a majority of the votes cast. This means that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee in order for that nominee to be elected. Only votes “for” or “against” are counted as votes cast in the election of directors – abstentions and broker non-votes are not counted as votes cast. For each other proposal, the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on the matter is required for the action to be taken. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	We are not aware of any business to be acted upon at the Annual Meeting other than the election of directors and the re-approval of performance measures under our 2004 Omnibus Compensation Plan. If you grant a proxy, the persons named as proxy holders will have the obligation and authority to vote your shares as they see fit on any additional matters properly presented and brought to a vote at the meeting.

Q:	What is the difference between a “stockholder of record” and a “street name” holder?

A:	If your shares are registered in your name with our stock transfer agent, National City Bank, you are considered to be the “stockholder of record” of those shares. The proxy materials have been sent to stockholders of record directly by Brown-Forman Corporation. As a stockholder of record, you have the right to grant your voting proxy to the proxy holders named above, or to vote in person at the meeting. Only stockholders of record may vote in person at the Annual Meeting. If your shares are held in a stock brokerage account or by a bank, your shares are said to be held in “street name.” The proxy materials have been forwarded to you in a mailing from your broker or bank, which is, for those shares, the “stockholder of record.” You have the right to direct your broker or bank how to vote your street name shares by using the voting instruction card included in the mailing.

Q:	What is “householding” and how does it affect me?

A:	“Householding” is a procedure approved by the Securities and Exchange Commission (“SEC”) that permits the delivery of a single Proxy Statement and annual report to multiple stockholders who share the same address and last name. Each stockholder in that household receives his or her own proxy card. We participate in householding to reduce our printing costs and postage fees, and to facilitate voting in households where shares may be held in multiple names and accounts. If you share an address with another stockholder and receive multiple copies of the proxy materials, you may request householding by writing or e-mailing our Secretary, Matthew E. Hamel, 850 Dixie Highway, Louisville, Kentucky 40210, or e-mailing him at Secretary@b-f.com. The proxy materials are available at www.brown-forman.com/proxy. You also may request additional copies at any time by writing or e-mailing our Secretary. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address next year, you may do so at any time prior to thirty days before the mailing of proxy materials (proxy materials are typically mailed in late June), by writing to our Secretary at the above address.

Q:	What should I do if I receive more than one proxy card?

A:	It is important that you complete, sign, and date each proxy card and each voting instruction card that you receive, because they represent different shares.

Q:	What if I submit a proxy card and then change my mind as to how I want to vote?

A:	If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date, by providing our Secretary with written notice of revocation of your proxy, or by attending the meeting and casting your vote in person. To change your vote for shares you hold in street name, you will need to follow the instructions in the materials your broker or bank provides you.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce the results at the Annual Meeting and to issue a press release on the day of the Annual Meeting.

Q:	Whom may I call with questions about the Annual Meeting?

A:	For information about your stock ownership, or for other stockholder services, please contact Linda Gering, our Stockholder Services Manager, at (502) 774-7690, or Linda_Gering@b-f.com. For information about the meeting itself, please contact Matthew E. Hamel, our Secretary, at (502) 774-7631, or Secretary@b-f.com.

INTRODUCTION

This section describes the purpose of this Proxy Statement, who may vote, and how to vote.

Purpose. The Board of Directors of Brown-Forman Corporation is sending you this Proxy Statement to solicit proxies for use at the 2009 Annual Meeting of Stockholders, which will be held Thursday, July 23, 2009, at 9:30 A.M. (Eastern Daylight Time) at Brown-Forman Corporation, 850 Dixie Highway, Louisville, Kentucky. We will begin mailing this Proxy Statement and accompanying materials on or about June 26, 2009, to holders of record of our Class A common stock at the close of business on June 15, 2009, the record date for the 2009 Annual Meeting. Also beginning on June 26, 2009, our directors, officers, and other employees may solicit proxies by mail, phone, fax, the Internet or in person. We will pay all solicitation costs. We will reimburse banks, brokers, nominees, and other fiduciaries for their reasonable charges and expenses incurred in forwarding our proxy materials to the beneficial owners of our stock held in street name. In addition, we have retained Proxy Express, Inc., to assist with the distribution of proxy materials for a fee of approximately $15,000, plus associated expenses.

We are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our 2009 Annual Report to Stockholders are available at www.brown-forman.com/proxy. Please complete, sign, date, and return the enclosed proxy card at your earliest convenience.

Voting Stock. We have two classes of common stock, Class A and Class B. Only holders of Class A common stock may vote at the 2009 Annual Meeting. As of the close of business on the record date, June 15, 2009, we had outstanding 56,613,071 shares of Class A common stock.

Voting Rights. If you were a Class A stockholder on June 15, 2009, you may cast one vote for each share registered in your name. You may vote your shares either in person or by proxy. To vote by proxy, please complete, sign, date, and return the enclosed proxy card. Granting a proxy will not affect your right to vote shares registered in your name if you attend the meeting and want to vote in person. You may revoke a proxy at any time before it is voted by sending our Secretary written notice of your revocation at the following address: Matthew E. Hamel, 850 Dixie Highway, Louisville, Kentucky 40210, by issuing a new proxy, or by attending the meeting in person and casting your vote there. For any shares you hold in street name, you must submit voting instructions to the stockholder of record in accordance with the instructions they provide. To revoke your proxy, you must comply with the directions they provide. The proxy holders will vote all shares represented by effective proxies in accordance with the terms stated in the proxy. The proxy holders for this year’s Annual Meeting are Geo. Garvin Brown IV, Paul C. Varga, and Matthew E. Hamel.

A majority of the outstanding shares of our Class A common stock must be present in person or represented by proxy to constitute a quorum to conduct business at the Annual Meeting. In the election of directors, a nominee will be elected if he or she receives a majority of the votes cast. A majority of the votes cast means that the number of shares voted for a director must exceed the number of shares voted against that director (with abstentions and broker non-votes not counted as votes cast.) The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to re-approve the performance measures under the Brown-Forman 2004 Omnibus Compensation Plan. Abstentions and broker non-votes will have the same effect as a vote against the proposal. An affirmative vote of the majority of the shares represented at the meeting must approve any other matter properly presented and brought to a vote at the meeting.

CORPORATE GOVERNANCE

This section describes our corporate governance practices in light of the corporate governance rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

As a publicly traded, family-controlled company, Brown-Forman enjoys a rare governance opportunity, whereby members of our controlling stockholder group participate directly on our Board of Directors. We believe this governance structure confers a distinct competitive advantage upon the Company, due largely to the long-term ownership perspective of the Brown family. This advantage is sustained by a careful balancing of the roles of our three primary stakeholders: our Board of Directors, Company management, and our stockholders – including in particular, the Brown family.

Brown-Forman is a “Controlled Company”.

Our Board has determined that Brown-Forman is a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) rules. A controlled company is one in which more than 50% of the voting power is held by an individual, a group or another company. The Brown family control group owns substantially more than 50% of our Class A voting stock, the overwhelming majority of which has historically voted in favor of the directors proposed by the Board.

Controlled companies are exempt from NYSE listing standards that require a board composed of a majority of independent directors, a fully independent nominating/corporate governance committee, and a fully independent compensation committee. We avail ourselves of the exemptions from having a board composed of a majority of independent directors and a fully independent nominating/corporate governance committee. Notwithstanding the available exemption, our Board Compensation Committee is composed exclusively of independent directors.

The Board believes that transparency is a hallmark of good corporate governance. All directors are invited to attend as guests meetings of committees on which they do not sit. This ensures the transparency of committee decision-making and the effective representation of all stockholder interests.

Our Board of Directors.

To Brown-Forman, one of the primary benefits of being a controlled company under the NYSE Rules is that members of our controlling stockholder group are able to participate more fully on our Board of Directors than they would otherwise.

Our Board of Directors is the policy-making body that is ultimately responsible for the business success and ethical climate of the Company. The Board oversees the performance of our senior management team, which is responsible for leading and operating the Company’s business. The Board’s primary responsibilities include retention and evaluation of the Company’s Chief Executive Officer (“CEO”), oversight of the Company’s corporate strategy and financial condition, oversight of our executive compensation policies and practices, and succession planning for the CEO and the Presiding Chairman of the Board. The Board of Directors may retain such independent advisors as it deems necessary or appropriate to the performance of its duties. The Board conducts an annual self-assessment to determine whether it and its committees are functioning effectively.

Presiding Chairman of the Board. Our Board is chaired by Geo. Garvin Brown IV. In his role as Presiding Chairman of the Board, Mr. Brown is responsible for chairing Board meetings – a task that involves agenda planning, fostering Board engagement, and driving discussion toward timely consensus. Mr. Brown is also responsible for leading the Board in the fulfillment of its corporate governance-related obligations. Our Presiding Chairman chairs our Annual Meeting of Stockholders and serves as a key liaison between the Board and our controlling family stockholders.

Director Service. Directors are elected by majority vote of our Class A stockholders each year at the Annual Meeting. Once elected, a director holds office until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified, unless he or she first resigns, retires, or is removed. A director may not stand for re-election to the Board after he or she has reached the age of 71. In exceptional circumstances, and upon recommendation of the Corporate Governance and Nominating Committee, the Board may request a director to remain on the Board until a given date, if it finds that such service would be of significant benefit to the Company. Board member service beyond the age of 71 must be approved by the affirmative vote of two-thirds of the directors, excluding the participation and vote of the director concerned. Directors are not subject to term limits.

Changes to our Board of Directors.

•	Owsley Brown II retired from the Board effective July 24, 2008. Mr. Brown served a remarkable 37 years on the Company’s Board, including twelve years as the Board’s Chairman.

•	John D. Cook was appointed to the Board effective September 25, 2008. Mr. Cook is a candidate for election at the 2009 Annual Meeting of Stockholders.

•	Barry D. Bramley retired from the Board, effective September 28, 2008, upon reaching the customary retirement age of 71. Mr. Bramley served on the Company’s Board for twelve years.

•	Matthew R. Simmons retired from the Board effective January 22, 2009. Mr. Simmons served on the Company’s Board for seven years.

•	Donald G. Calder is scheduled to retire from the Board of Directors at the upcoming Annual Meeting, July 23, 2009, following a one-year extension of his term past the customary retirement age. Mr. Calder will have served on our Board for fourteen years.

Independent Directors. Under NYSE rules, a director qualifies as “independent” if the board of directors affirmatively determines that the director has no material relationship with the listed company. While the focus of the inquiry is independence from management, the board is required to consider broadly all relevant facts and circumstances in making an independence determination. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Our Board recognizes the value of having independent directors on the Board and has determined that five of our eleven director nominees have no material relationship with the Company and are therefore independent under NYSE standards. These are Directors Patrick Bousquet-Chavanne, John D. Cook, Richard P. Mayer, William E. Mitchell and William M. Street.

In making its determination of independence with regard to Mr. Street, the Board considered Mr. Street’s prior employment with the Company and his substantial Class A stock holdings. The Board believes that these relationships do not interfere with Mr. Street’s ability to exercise independent judgment in the performance of his duties as director. The Board determined that Donald G. Calder, who currently serves as a director but is retiring at the expiration of his term at the upcoming Annual Meeting, is independent under NYSE standards. With respect to our three former Board members who served during fiscal 2009 – Owsley Brown II, Barry D. Bramley, and Matthew R. Simmons – Mr. Bramley and Mr. Simmons were independent under NYSE standards.

The Board determined that Geo. Garvin Brown IV, Paul C. Varga, and James S. Welch, Jr. are not independent because they are members of Company management. The Board determined that Dace Brown Stubbs is not independent because she has an immediate family member who is employed by the Company. The Board elected not to make a determination with respect to the independence of Martin S. Brown, Jr., and Sandra A. Frazier.

Brown Family Directors. The Company believes that it is beneficial for Brown family members to be actively engaged in the oversight of the Company, including by serving on the Board of Directors. Through participation on the Board, the Brown family’s long-term perspective is brought to bear, in some measure, upon each and every Board consideration. Brown family directors serve as an effective intermediary between the Board and the controlling family stockholder group. Board service also provides the family with an active means by which to watch over their collective investment. Current Brown family member directors are: Geo. Garvin Brown IV, Martin S. Brown, Jr., Sandra A. Frazier, and Dace Brown Stubbs.

Management Directors. The Company also believes that it is essential, from a corporate governance standpoint, that Company management be represented on the Board of Directors. Current Board members who are also members of Company management are: Geo. Garvin Brown IV, Paul C. Varga, and James S. Welch, Jr.

Board Meetings. The Board held six meetings during fiscal 2009, all of which were regular meetings. Absent an appropriate reason, attendance is expected for the full meeting by all directors at the Company’s Annual Meeting of Stockholders, at all Board meetings, and at all meetings of each committee of which a director is a member. Each of our director nominees attended at least 83% of the meetings of the Board and Board committees on which they served during fiscal 2009. Twelve of the thirteen directors then serving were present at the 2008 Annual Meeting of Stockholders.

Executive Sessions. NYSE rules require non-management directors to meet at regularly scheduled executive sessions without management present. Our non-management directors held two such meetings in fiscal 2009. Richard P. Mayer, Chair of the Corporate Governance and Nominating Committee, served as the presiding director for these meetings. NYSE rules also require companies whose group of non-management directors includes directors who are not “independent” under NYSE listing standards to hold an executive session of just the independent directors at least once per year. Our independent directors held two such meetings in fiscal 2009. Mr. Mayer was the presiding director for those meetings as well.

Board Committees. Our Board has the following four standing committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Executive Committee. Each Board committee operates pursuant to a written charter. Copies of the charters are posted on our website in the “Corporate Governance” area of the “Investor Relations” section (www.brown-forman.com/company/governance), and are available in print at no charge by writing to our Secretary, Matthew E. Hamel, 850 Dixie Highway, Louisville, Kentucky 40210, or e-mailing him at Secretary@b-f.com. Each Board committee conducts an annual self-evaluation (except the Executive Committee, which is evaluated by the full Board periodically) and has the power to hire independent advisors, as it deems necessary or appropriate. The following chart sets forth our current Board committee membership.

Board Committee Membership

Corporate
Governance &
Name of Director	Audit	Compensation	Nominating	Executive

Patrick Bousquet-Chavanne		X	X
Geo. Garvin Brown IV			X	X
Donald G. Calder	Chair		X
John D. Cook	X	X
Richard P. Mayer		Chair	Chair
William E. Mitchell	X
William M. Street	Vice Chair *
Paul C. Varga				X
James S. Welch, Jr.				X

*	Audit Committee Financial Expert

Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications, independence, and performance, and the performance of the Company’s internal audit function. The committee’s responsibilities include, among other things, the preparation of the Audit Committee Report that appears in this Proxy Statement on page 20.

Donald G. Calder, John D. Cook, William E. Mitchell and William M. Street serve on the Audit Committee of our Board of Directors. Mr. Calder serves as Chair, and Mr. Street serves as Vice Chair. The Board has appointed Mr. Street to serve as Chair of the Audit Committee, effective upon Mr. Calder’s retirement on July 23, 2009. Barry D. Bramley served on the committee during fiscal 2009 until his retirement on September 28, 2008. Mr. Cook joined the committee effective September 25, 2008. The Audit Committee held three regular meetings and six telephonic certification-related meetings during fiscal 2009.

In addition to the NYSE requirement that each audit committee member satisfy the NYSE director independence standards, audit committee members must comply with the independence standards mandated by Section 301 of the Sarbanes-Oxley Act and set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Each member of our Audit Committee satisfies these standards. The Board has determined that each member of our Audit Committee is “financially literate” within the meaning of the NYSE rules. Mr. Bramley served as the designated “audit committee financial expert” during fiscal 2009, until his retirement on September 28, 2008. Mr. Street has served as the audit committee financial expert since Mr. Bramley’s retirement.

Compensation Committee. The Compensation Committee assists the Board in fulfilling the Board’s duties relating to the compensation of our directors, officers and employees. The committee’s responsibilities include, among other things, determining the compensation of the CEO; reviewing and approving the compensation of the Presiding Chairman of the Board; approving incentive compensation plan design and changes thereto for the CEO and other senior executive officers; participating in the preparation of the Compensation Discussion and Analysis that appears in this Proxy Statement on page 24; preparing the Compensation Committee Report that appears in this Proxy Statement on page 34; and leading the evaluation of the performance of the CEO and Presiding Chairman of the Board. The committee has engaged Frederic W. Cook & Co. as its independent compensation consultant for assistance with these responsibilities. The committee is composed of three directors, each of whom qualifies as an independent director under NYSE listing standards, a “non-employee director” under SEC rules, and an “outside director” under regulations adopted pursuant to Section 162 of the Internal Revenue Code.

Richard P. Mayer (Chair), Patrick Bousquet-Chavanne and John D. Cook serve on the Compensation Committee. Matthew R. Simmons served on the committee during fiscal 2009 until his retirement on January 22, 2009. John D. Cook joined the committee effective January 22, 2009. The committee held four regular meetings and three special meetings during fiscal 2009.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee’s primary responsibilities are: to assist the Board in identifying, recruiting and recommending to stockholders appropriate candidates to serve as directors; to review periodically the Company’s corporate governance principles in light of new developments in corporate governance law and best practices, taking into account the Company’s controlled-company status under the NYSE rules; to coordinate and oversee CEO succession planning on behalf of the Board; and to assist the Board with its annual self-evaluation. The Corporate Governance and Nominating Committee held six regular meetings during fiscal 2009.

Richard P. Mayer (Chair), Patrick Bousquet-Chavanne, Geo. Garvin Brown IV, and Donald G. Calder serve on the Corporate Governance and Nominating Committee. Barry D. Bramley served on the committee during fiscal 2009 until his retirement on September 28, 2008. Mr. Bousquet-Chavanne joined the committee effective September 25, 2008. All of the Corporate Governance and Nominating Committee members are independent under NYSE listing standards, except Geo. Garvin Brown IV. To exclude Brown family members from participation on this committee would lead to the incongruous result of a controlling family being precluded from participating in the forum that identifies directors, independent and otherwise, who oversee the management of the Company.

The Corporate Governance and Nominating Committee may from time to time engage independent search firms to assist in identifying potential Board candidates. In evaluating candidates for Board membership, the Corporate Governance and Nominating Committee seeks directors who will represent the best long-term interests of all stockholders. As articulated in our Corporate Governance Guidelines, the Board’s view is that all Brown-Forman directors should possess the highest personal and professional ethics, integrity, and values. The Board also believes that it is highly desirable for the directors to possess the following qualities: good judgment, candor, independence, civility, business courage, experience with businesses and other organizations of comparable character and of comparable or larger size, and a lack of possible conflicts of interest.

The Board realizes the critical and unique contribution made by each group of directors – the independent directors, the Brown family members, and the management representatives – and strives to find the ideal balance among them so that the Board can function in the most efficient and effective manner on behalf of all stockholders. The Board has not adopted a formal policy regarding stockholder-nominated director candidates because the committee believes that the processes used to date have been appropriate and effective for identifying and selecting Board members.

Executive Committee. The Executive Committee may exercise all of the powers of the Board of Directors on such matters as are delegated to it by the Board, as well as during intervals between meetings of the Board of Directors. Geo. Garvin Brown IV, Paul C. Varga and James S. Welch, Jr., serve as members of the Executive Committee. The Executive Committee met twice during fiscal 2009.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines that provide a framework for the conduct of the Board’s business and guide the Board in the exercise of its duties. These guidelines set forth Board responsibilities, director qualification standards, Board meeting and attendance requirements, committee composition requirements, primary committee responsibilities, policies related to director compensation, management succession, director access to management and independent advisors, and an annual self-evaluation requirement for the Board, among other things. The Board amended the Corporate Governance Guidelines in May 2009 to include or update policies addressing stock ownership requirements for directors, change in a director’s principal occupation, and director service on other public boards, among others. In addition, the amendment modified slightly the Company’s mandatory retirement policy for directors. A brief description of these provisions is set forth below:

•	Stock Ownership. In order to better align the economic interests of our directors and stockholders, each director is expected to own an amount of Brown-Forman stock to be determined periodically by the Corporate Governance and Nominating Committee.

•	Director Tenure. No director may stand for re-election to the Board after he or she has reached the age of 71, unless requested to do so by special vote of the Board. This change enables an orderly transition of directors at the Annual Meeting, rather than at various times throughout the year.

•	Change in Director Occupation. If a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director must tender his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will recommend for Board approval what action, if any, should be taken with respect to the resignation.

•	Director Service on Other Public Boards. To ensure that a director has sufficient time to devote to his or her service on the Company’s Board, it is expected that any director who serves full-time as an officer or employee of the Company or any other business entity should not serve on more than two boards of public companies in addition to the Company’s Board (this includes the board of any public company at which the director may be employed), and other directors should not serve on more than three boards of public companies in addition to the Company’s Board.

The Corporate Governance Guidelines are published on our website in the “Corporate Governance” area of the “Investor Relations” section (www.brown-forman.com/company/governance). You may request a print copy at no charge by writing to our Secretary, Matthew E. Hamel, 850 Dixie Highway, Louisville, Kentucky 40210, or e-mailing him at Secretary@b-f.com.

Communication with our Board. Brown-Forman stockholders and other interested parties may communicate with Brown-Forman’s directors, including the non-management directors or the independent directors as a group, by sending written communications to our Secretary, Matthew E. Hamel, at 850 Dixie Highway, Louisville, Kentucky 40210, or by e-mail at Secretary@b-f.com. Written communications received at that address will be provided to the individual director or group of directors to whom they are addressed, and copies of such communications will be provided to all other directors.

Company Management.

Brown-Forman has long believed that good corporate governance is essential to maintaining our integrity in the marketplace. We continually evaluate our corporate governance practices in the context of our controlled company status to address the changing regulatory environment and adopt what we believe are “best practices” for Brown-Forman.

Code of Conduct and Compliance Guidelines. The Company has adopted the Brown-Forman Code of Conduct and Compliance Guidelines (the “Code of Conduct”), which set forth standards of ethical behavior applicable to all Company employees and directors. The Code of Conduct contains a Code of Ethics for Senior Financial Officers, which details the Company’s expectation that all financial, accounting, reporting, and auditing activities of the Company be conducted in strict compliance with all applicable rules and regulations, and in accordance with the highest ethical standards. The Code of Conduct, including the Code of Ethics for Senior Financial Officers, can be found on our website in the “Corporate Governance” area of the “Investor Relations” section (www.brown-forman.com/company/governance). You may request a print copy at no charge by writing to our Secretary, Matthew E. Hamel, 850 Dixie Highway, Louisville, Kentucky 40210, or e-mailing him at Secretary@b-f.com.

Disclosure Controls Committee. The Company has a Disclosure Controls Committee composed of members of senior management. The committee has established controls and procedures designed to ensure that information that may be required to be disclosed publicly is gathered and communicated to management and, if required, reported in a timely and accurate manner. The committee is also responsible for developing and implementing procedures to assist the Company in complying with Regulation FD (Fair Disclosure). The committee has implemented a financial review process that enables our CEO and Chief Financial Officer (“CFO”) to certify our quarterly and annual financial reports with confidence.

Separate Chairman of the Board and Chief Executive Officer Roles. There are two separate and distinct management positions at Brown-Forman with the word “Chairman” in the title. Geo. Garvin Brown IV serves as our Presiding Chairman of the Board; and Paul C. Varga serves as Chief Executive Officer and Chairman of the Company. As Presiding Chairman of the Board, Mr. Brown’s responsibilities include chairing meetings of the Board, encouraging the Board’s role in strategic planning, leading the Board’s operations and administration, and planning Board meeting agendas. As Chief Executive Officer and Chairman of the Company, Mr. Varga is the Company’s highest ranking executive, and has ultimate responsibility for the Company’s performance, leadership of senior management, and all aspects of Company operations.

Our Controlling Family Stockholders.

Unlike most public companies, Brown-Forman has an engaged family stockholder base with a long-term ownership perspective. We view our status as a publicly traded, family-controlled company as a distinct source of competitive advantage, and we believe that a strong relationship with the Brown family is essential to our growth, independence, and long-term value creation for all stockholders. We therefore actively cultivate our relationship with the Brown family.

Brown-Forman/ Brown Family Shareholders Committee. The Brown-Forman/ Brown Family Shareholders Committee encourages and provides a forum for open, constructive and frequent dialogue between the Company and its controlling family stockholders. Designed for broad family participation, and including several non-family Company executives, the committee has proposed policies and formed working groups to study areas of particular interest to the Brown family, such as family governance, philanthropy, and family members’ education and employment at the Company. The committee conducts its interactions with the Company in a manner consistent with all applicable securities and disclosure rules and regulations.

Director of Family Shareholder Relations. In 2009, the Company created the position of “Director of Family Shareholder Relations.” The Director of Family Shareholder Relations will work with Company employees and Brown family members to develop and implement policies and practices designed to further strengthen the relationship between the Company and the Brown family.

Family Members Appointed to Key Management Committees. Brown family employees participate on key Company management committees that oversee and advise on internal and external operational matters. Participation on these committees enables our Brown family employees to contribute their long-term shareholder perspective on key matters and provides a valuable developmental opportunity.

ELECTION OF DIRECTORS

This section provides biographical information about our Director nominees.

Proposal 1: Election of Directors

Election of Directors at the Annual Meeting. Members of Brown-Forman’s Board of Directors are elected each year at the Annual Meeting of Stockholders. Once elected, a director holds office until the next Annual Meeting, or until his or her successor is elected and qualified, unless he or she first resigns, retires, or is removed. No director may stand for re-election to the Board after he or she has reached the age of 71, except upon special vote by the Board. The Board of Directors is authorized to fix the number of directors to serve on the Board from time to time, within a range of three to seventeen members. There are eleven nominees on this year’s slate of directors.

The proxy holders will vote all shares for which they receive a proxy “FOR” the election of all director nominees below, unless you direct them on the proxy card to vote against, or abstain from voting for, certain or all of the nominees. If any nominee becomes unable to serve before the meeting, the persons named as proxy holders may vote your shares for a substitute nominee. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unwilling or unable to serve as director.

Nominees. Each of our director nominees currently serves as a director of Brown-Forman and is standing for re-election. Set forth below is certain information about our director nominees.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the director nominees.

Name, Age as of the July 23, 2009 Annual Meeting, Term as Director,
Current Position, Business Experience, Other Directorships

Patrick Bousquet-Chavanne, 51, director since 2005. President and Chief Executive Officer of T-Ink Technologies, Inc., a company specializing in advanced conductive technology; President and Chief Executive Officer of Yoostar Entertainment Group, a developer of interactive and immersive entertainment systems; Group President of The Estée Lauder Companies Inc. from 2001 through June 2008; President of Estée Lauder International, Inc., from 1998 to 2001. Other directorships: HSN, Inc.

Geo. Garvin Brown IV, 40, director since 2006, a thirteen-year employee of Brown-Forman. Our Presiding Chairman of the Board since 2007; Senior Vice President and Managing Director of Western Europe and Africa since 2009; Vice President and Jack Daniel’s Brand Director in Europe and Africa from 2004 to 2008; Vice President of Brown-Forman Beverages, Europe, Ltd., from 2004 to 2007; Director of the Office of the Chairman and Chief Executive Officer from 2002 to 2004.

Name, Age as of the July 23, 2009 Annual Meeting, Term as Director,
Current Position, Business Experience, Other Directorships
Martin S. Brown, Jr., 45, director since 2006. Partner, Adams and Reese LLP, a law firm, since 2005; Partner, Stokes & Bartholomew, P.A. (a predecessor firm to Adams and Reese LLP) since 1999.

John D. Cook, 56, director since 2008. Director Emeritus of McKinsey & Company; Director, McKinsey & Company from 2003 to 2008.

Sandra A. Frazier, 37, director since 2006. Founder and Member, Tandem Public Relations, LLC, since 2005; Public Relations Account Manager at Doe Anderson, Inc., from 2002 to 2005; Project Assistant at Schneider and Associates Public Relations from 2000 to 2001. Other directorships: Commonwealth Bank and Trust Company.

Richard P. Mayer, 69, director since 1994. Chairman and Chief Executive Officer of Kraft General Foods North America (now Kraft Foods Inc.) from 1989 to 1996.

William E. Mitchell, 65, director since 2007. Chairman of the Board of Arrow Electronics, Inc., since 2006, and President and Chief Executive Officer of Arrow Electronics, Inc. from 2003 to May 2009. Executive Vice President of Solectron Corporation and President of Solectron Global Services, Inc., from 1999 to 2003. Other directorships: Arrow Electronics, Inc., Rogers Corporation, Humana Inc.

William M. Street, 70, director since 1971. Our President from 2000 to 2003; our Vice Chairman from 1987 to 2000; President and Chief Executive Officer of Brown-Forman Beverages Worldwide (a division of Brown-Forman) from 1994 to 2003. Other directorships: Papa John’s International, Inc.

Name, Age as of the July 23, 2009 Annual Meeting, Term as Director,
Current Position, Business Experience, Other Directorships
Dace Brown Stubbs, 62, director since 1999. Private investor.

Paul C. Varga, 45, director since 2003, a twenty-two-year employee of Brown-Forman. Our Company Chairman since August 2007; our Chief Executive Officer since 2005; President and Chief Executive Officer of Brown-Forman Beverages (a division of Brown-Forman) from 2003 to 2005; Global Chief Marketing Officer for Brown-Forman Spirits from 2000 to 2003.

James S. Welch, Jr., 50, director since 2007, a twenty-year employee of Brown-Forman. Vice Chairman, Executive Director of Corporate Affairs, Strategy, Diversity, and Human Resources since 2007; Vice Chairman, Executive Director of Corporate Strategy and Human Resources from 2003 to 2007; Senior Vice President and Executive Director of Human Resources from 1999 to 2003.

Family Relationships. No family relationship - first cousin or closer - exists between any two directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer, except Director Geo. Garvin Brown IV is the nephew of Director Dace Brown Stubbs.

STOCK OWNERSHIP

This section identifies the beneficial owners of 5% or more of our voting stock and the ownership amounts of our directors and executive officers.

Voting Stock Owned by 5% Beneficial Owners.

The table below identifies each beneficial owner of 5% or more of our Class A common stock, our only class of voting stock, as of April 30, 2009. The SEC defines “beneficial ownership” to include shares over which a person has sole or shared voting or investment power. Each of the beneficial owners listed in the table below is either a Brown family member, an entity or trust controlled by Brown family members, or an individual serving as an advisor to a Brown family trust at the request of a Brown family member.

The Brown family holds Class A shares in a variety of family trusts and entities, with multiple family members often sharing voting control and investment power as members of advisory committees to the trusts or as owners or officers of the entities. As a result, many of the shares shown in the table below are counted more than once, as they are deemed to be beneficially owned by more than one of the persons identified in the table. Counting each share only once, the aggregate number of shares of Class A common stock beneficially owned by the persons in this table is 38,066,401 shares, or 67.3% of the 56,596,065 Class A shares outstanding as of the close of business on April 30, 2009.

The table confirms that the Brown family continues its longstanding voting control of Brown-Forman Corporation.

Beneficial Ownership of Class A Common Stock as of April 30, 2009

	Amount and Nature of Beneficial Ownership (1)
	Voting and Investment Power						Percent of
Name and Address	Sole		Shared		Total		Class
Owsley Brown II	817,434		8,882,811		9,700,245		17.1%
Preston Pointe Building 333 East Main Street, Suite 400 Louisville, Kentucky 40210

J. McCauley Brown	2,058,968	(2)	5,553,921	(2)	7,612,889	(2)	13.5%
850 Dixie Highway Louisville, Kentucky 40210

Ina Brown Bond	1,866,749		5,299,537		7,166,286		12.7%
River Bend Farm PO Box 284 Goshen, Kentucky 40026

Owsley Brown Frazier (3)	515,514		5,553,921		6,069,435		10.7%
829 West Main Street Louisville, Kentucky 40202

Catherine Frazier Joy (3)	164,440		5,605,995		5,770,435		10.2%
PO Box 640 Goshen, Kentucky 40026

Laura Frazier (3)	147,049		5,553,921		5,700,970		10.1%
829 West Main Street Louisville, Kentucky 40202

	Amount and Nature of Beneficial Ownership (1)
	Voting and Investment Power				Percent of
Name and Address	Sole	Shared		Total	Class
OB Tr U/W fbo OB Frazier (3)	0	5,553,921		5,553,921	9.8%
829 West Main Street Louisville, Kentucky 40202

ABF Tr U/A fbo OB Frazier (3)	0	5,553,921		5,553,921	9.8%
829 West Main Street Louisville, Kentucky 40202

Avish Agincourt, LLC	0	5,553,921		5,553,921	9.8%
829 West Main Street Louisville, Kentucky 40202

Geo. Garvin Brown III (4)	95,014	5,448,290	(5)	5,543,304	9.8%
6009 Brownsboro Park Blvd., Suite B Louisville, Kentucky 40207

Laura Lee Brown	32,427	5,163,486		5,195,913	9.2%
710 West Main Street, Suite 201 Louisville, Kentucky 40202

Jean W. Frazier	276,110	4,888,985		5,165,095	9.1%
4810 Cherry Valley Road Prospect, Kentucky 40059

Sandra A. Frazier	13,456	4,888,985		4,902,441	8.7%
304 West Liberty Street, Suite 200 Louisville, Kentucky 40202

Brooke A. Morrow	0	4,888,985		4,888,985	8.6%
1100 Ridgeway Loop Road, Suite 444 Memphis, Tennessee 38120

W. L. Lyons Brown, Jr.	611,755	4,275,027		4,886,782	8.6%
320 Whittington Parkway, Suite 206 Louisville, Kentucky 40222

Martin S. Brown, Sr.	0	4,256,776		4,256,776	7.5%
5214 Maryland Way, Suite 405 Brentwood, Tennessee 37027

Campbell P. Brown (4)	0	3,083,686		3,083,686	5.5%
850 Dixie Highway Louisville, Kentucky 40210

Geo. Garvin Brown IV (4)	0	3,024,168		3,024,168	5.3%
850 Dixie Highway Louisville, Kentucky 40210

Dace Brown Stubbs	2,000	2,885,323		2,887,323	5.1%
135 Sago Palm Road Vero Beach, Florida 32963

Marshall B. Farrer	210	2,885,323		2,885,533	5.1%
850 Dixie Highway Louisville, Kentucky 40210

	Amount and Nature of Beneficial Ownership (1)
	Voting and Investment Power			Percent of
Name and Address	Sole	Shared	Total	Class
Dace Polk Maki	0	2,885,323	2,885,323	5.1%
PO Box 91206 Louisville, Kentucky 40291

Log House Partners Ltd.	0	2,885,323	2,885,323	5.1%
4708 Old Brownsboro Court Louisville, Kentucky 40207

Garvin Brown Deters	101,459	2,737,401	2,838,860	5.0%
710 West Main Street, Suite 201 Louisville, Kentucky 40202

(1)	Based upon information furnished to the Company by the named persons and information contained in filings with the SEC.

(2)	Amounts listed reflect voting power. J. McCauley Brown holds sole investment power over 283,618 shares of Class A common stock and shared investment power over 6,163,098 shares of Class A common stock.

(3)	Owsley Brown Frazier, Catherine Frazier Joy, Laura Frazier, the OB Tr U/W fbo OB Frazier, and the ABF Tr U/A fbo OB Frazier have agreed in principle to act together for the purpose of holding and voting certain shares of Class A common stock, and beneficially own an aggregate of 6,432,998 shares, or 11.4%, of the outstanding shares of Class A common stock.

(4)	Geo. Garvin Brown III, Campbell P. Brown and Geo. Garvin Brown IV have agreed in principle to act together for the purpose of holding and voting certain shares of Class A common stock, and beneficially own an aggregate of 4,547,272 shares of Class A common stock, representing 8.0% of the outstanding shares of Class A common stock.

(5)	Includes shares over which Geo. Garvin Brown III shares voting and dispositional control but in which he has no pecuniary interest, which shares have not been attributed to the holdings of the other persons referenced in footnote 4.

Stock Owned by Directors and Executive Officers.

The following table sets forth as of April 30, 2009, the beneficial ownership of our Class A and Class B common stock of each current director, each director nominee, each executive officer named in the Summary Compensation Table for Fiscal 2009 found on page 35, and of all directors and executive officers as a group. Some shares shown below are beneficially owned by more than one person. As of the close of business on April 30, 2009, there were 56,596,065 shares of Class A common stock and 93,545,762 shares of Class B common stock outstanding. In calculating the aggregate number of shares and percentages owned by all directors and executive officers as a group, which includes shares owned by persons not named in this table, we counted each share only once.

Stock Beneficially Owned by Directors and Executive Officers as of April 30, 2009

	Class A Common Stock (2)					Class B Common Stock (2)
	Voting or Investment Power					Investment Power
					% of						% of
Name (1)	Sole		Shared	Total	Class	Sole			Shared	Total	Class
James L. Bareuther	20,217	(3)	0	20,217	*	141,768	(3)		0	141,768	*
Donald C. Berg	11,518	(3)	0	11,518	*	108,495	(3	),(5)	0	108,495	*
Patrick Bousquet-Chavanne	0		0	0	*	25,497	(3)		0	25,497	*
Geo. Garvin Brown IV	0		3,024,168	3,024,168	5.3%	11,540	(3	),(5)	756,041	767,581	*
Martin S. Brown, Jr.	75,618		105,434	181,052	*	31,346	(3)		27,857	59,203	*
Donald G. Calder	12,000		12,000	24,000	*	35,304	(3)		3,000	38,304	*
John D. Cook	0		0	0	*	2,793	(3)		0	2,793	*
Sandra A. Frazier	13,456		4,888,985	4,902,441	8.7%	15,961	(3)		1,222,245	1,238,206	1.3%
Richard P. Mayer	6,000		0	6,000	*	36,794	(3)		0	36,794	*
Mark I. McCallum	6,475	(3)	0	6,475	*	31,581	(3)		18	31,599	*
William E. Mitchell	1,000		0	1,000	*	13,235	(3)		0	13,235	*
William M. Street	1,121,098	(4)	552,276	1,673,374	3.0%	392,368	(3)		138,069	530,437	*
Dace Brown Stubbs	2,000		2,885,323	2,887,323	5.1%	44,340	(3)		721,330	765,670	*
Paul C. Varga	78,288	(3)	0	78,288	*	50,530	(3)		0	50,530	*
James S. Welch, Jr.	12,050	(3)	0	12,050	*	68,680	(3)		0	68,680	*
All Directors and Executive Officers as a Group (17 persons, including those named above)(6)	1,359,862	(7)	11,468,186	12,828,048	22.7%	1,034,557	(7	),(8)	2,868,560	3,903,117	4.2%

*	Represents less than 1% of the class.

(1)	The address for each of the persons named in the table is 850 Dixie Highway, Louisville, Kentucky 40210.

(2)	Based upon Company information, information furnished to the Company by the named persons, and information contained in filings with the SEC. Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days (including shares underlying options or stock appreciation rights that are exercisable within 60 days).

(3)	Includes the following shares subject to Class B common stock options or stock-settled stock appreciation rights (SSARs) exercisable on or before June 29, 2009 (60 days after April 30, 2009), and performance-based Class A Common and Class B Common restricted stock over which the named persons have sole voting power:

	Class A	Class B
	Restricted	Stock		Restricted
Name	Stock	Options	SSARs	Stock
James L. Bareuther	20,217	79,116	25,893	11,573
Donald C. Berg	10,489	76,485	23,166	5,861
Patrick Bousquet-Chavanne	0	564	24,933	0
Geo. Garvin Brown IV	0	3,880	1,567	0
Martin S. Brown, Jr.	0	0	10,550	0
Donald G. Calder	0	18,725	13,579	0
John D. Cook	0	0	2,793	0
Sandra A. Frazier	0	0	10,550	0
Richard P. Mayer	0	14,215	13,579	0
Mark I. McCallum	6,475	16,691	13,272	1,618
William E. Mitchell	0	0	12,985	0
William M. Street	0	88,873	13,579	0
Dace Brown Stubbs	0	26,540	13,579	0
Paul C. Varga	78,140	0	0	29,017
James S. Welch, Jr.	12,050	34,880	22,887	10,913

(4)	Includes 29,000 shares of Class A common stock pledged as security.

(5)	Includes Class B common stock held in the Company’s 401(k) plan as of the close of business April 30, 2009, as follows: for Donald C. Berg, 2,453 shares; for Geo. Garvin Brown IV, 5,040 shares.

(6)	“All directors and executive officers as a group” includes 17 persons, including those directors and officers named in the table. In calculating the aggregate number of shares and percentages owned by all directors and executive officers as a group, each share is counted only once.

(7)	Includes 127,371 shares of Class A and 58,982 shares of Class B restricted stock held by all directors and executive officers as a group.

(8)	Includes 375,200 Class B common stock options and 210,925 Class B common stock SSARs held by all directors and executive officers as a group that are exercisable on or before June 29, 2009 (60 days after April 30, 2009).

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and “beneficial owners” of 10% or more of our Class A common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, we believe that during fiscal 2009, these persons reported all transactions on a timely basis, except that J. McCauley Brown filed one late Form 4 to report the purchase of 4,000 Class A shares. In addition, during fiscal 2009, Catherine Frazier Joy corrected an omission from her Form 3 filed June 11, 2007, of four trust accounts that each held 150 Class B shares.

AUDIT COMMITTEE

This section is a report of the Audit Committee of the Board of Directors. It explains the role of the Audit Committee and sets forth the fees paid to our independent registered public accounting firm.

Audit Committee Report.

The Audit Committee’s primary responsibility is the oversight of the Company’s financial reporting process on behalf of the Board. Management is responsible for establishing and maintaining the Company’s internal controls, for preparing the financial statements, and for the public reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit. The independent registered public accounting firm also issues a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviews the work of management and has direct responsibility for retention of the independent registered public accounting firm on behalf of the Board of Directors.

On behalf of the Board, the Audit Committee retained PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements and the Company’s internal control over financial reporting for fiscal 2009. The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements as of and for the fiscal year ended April 30, 2009. In addition, the Audit Committee reviewed and discussed with management their assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s system of internal controls. These discussions included meetings with the independent registered public accounting firm without representatives of management present.

The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The independent registered public accounting firm provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence, and the committee discussed with the independent registered public accounting firm the firm’s independence and ability to conduct the audit. The Audit Committee has determined that PwC’s provision of audit and non-audit services to the Company is compatible with maintaining auditor independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2009.

Audit Committee
Donald G. Calder, Chair
William M. Street, Vice Chair
John D. Cook
William E. Mitchell

Fees Paid to Independent Registered Public Accounting Firm.

The following table shows the fees that the Company paid or accrued for the audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal years 2008 and 2009.

	Fiscal Years
	2008		2009

Audit Fees	$1,733,516	(1)	$1,720,711
Audit-Related Fees	202,361		187,963
Tax Fees	0		0
All Other Fees	0		0

Total	$1,935,877		$1,908,674

(1)	Includes approximately $60,000 in Audit Fees not reflected in the 2008 Proxy Statement.

Audit Fees. This category includes the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, attestation services relating to the report on internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, review of financial statements included in the Company’s Form 10-Q quarterly reports, services normally provided in connection with statutory and regulatory filings or engagements, and statutory audits required by foreign jurisdictions.

Audit-Related Fees. This category consists principally of assurance and other services related to the Company’s acquisition and divestiture activities, and audits of employee benefit plans. All of such fees were pre-approved by the Audit Committee in accordance with the policy described below.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.

The Audit Committee approved the fiscal 2009 audit and non-audit services provided by PricewaterhouseCoopers LLP (“PwC”). The non-audit services approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the registered public accounting firm’s independence. The Audit Committee pre-approves both the type of service to be provided by PwC and the estimated fee for the service. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between meetings, with the understanding that the decision to approve the service will be reviewed at the next scheduled Audit Committee meeting. During the approval process, the Audit Committee considers the impact of the type of service on the independence of the registered public accounting firm. Services and fees must be deemed compatible with the maintenance of the registered public accounting firm’s independence, including compliance with SEC rules and regulations. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of our independent registered public accounting firm. Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

The Audit Committee has adopted other policies in an effort to protect further the independence of our independent registered public accounting firm. The Audit Committee must pre-approve PwC’s rendering of personal financial and tax advice to any of the Company’s designated executive officers. In addition, the Audit Committee has adopted a policy that limits the Company’s ability to hire certain current and former employees of our independent registered public accounting firm.

Appointment of Independent Registered Public Accounting Firm.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2010. Through its predecessor Coopers & Lybrand L.L.P., PwC has served as the Company’s auditor continuously since 1933. A PwC representative will attend the Annual Meeting, will be given the opportunity to make a statement should he or she so desire, and will be available to respond to appropriate questions. We know of no direct or material indirect financial interest that PwC has in us or any of our subsidiaries, or of any connection with us or any of our subsidiaries by PwC in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

EXECUTIVE COMPENSATION

This section explains our compensation philosophy and all elements of the compensation we provide to our Named Executive Officers.

Overview.

The following bullet points provide a brief overview of the more detailed disclosure set forth in the “Compensation Discussion & Analysis” section that begins on page 24.

•	The objective of our executive compensation program is to recruit, retain, and motivate a diverse team of talented executives to produce sustainable, superior growth for our shareholders.

•	We provide those executive officers whose names appear in the Summary Compensation Table on page 35 (our “Named Executive Officers,” or “NEOs”) with the following types of direct compensation: salary, cash-based short-term incentives, cash-based long-term incentives, and equity-based long-term incentives.

•	For fiscal 2009, we targeted total cash compensation at the 55th to 65th percentile of a group of diverse consumer products and manufacturing companies.

•	We believe in “pay for performance” and link short-term and long-term incentive compensation to the achievement of measurable performance goals.

•	We use equity-based compensation as a means of aligning the interests of our executives with those of our stockholders.

•	Short-term incentives support our pay-for-performance compensation philosophy and reward annual results; long-term incentives serve both as a retention mechanism and as a means to focus our executives on long-range strategic goals and on sustainable growth and performance.

•	We have never backdated or re-priced equity awards. We do not time our equity award grants relative to the release of material non-public information (or vice-versa).

•	We endeavor to limit the source of shares for awards made pursuant to our incentive compensation plan to those purchased by the Company in either open market or private transactions in order to minimize dilution to our stockholders.

•	We offer our NEOs limited perquisites – an annual car allowance and reimbursement for certain financial planning-related expenses.

•	Our NEOs do not have employment, severance, or change-in-control agreements.

•	Our executives participate in the same group benefit programs available to nearly all of our salaried employees in the United States.

•	We maintain both tax-qualified retirement plans and non-qualified supplemental excess retirement plans.

•	Solid underlying growth and strong performance relative to our industry competitors in fiscal 2009 resulted in short-term compensation payouts to our NEOs at 75% of target.

•	Excellent performance for fiscal 2008 and fiscal 2007, together with solid performance for fiscal 2009, resulted in long-term incentive compensation payouts to our NEOs at 138% of target.

•	The market prices of our Class A and Class B common stock decreased during fiscal 2009. This decrease negatively affected the value of our executives’ accumulated equity-based incentives during fiscal 2009.

•	We believe our executive compensation program achieves the program’s objectives in a reasonable and efficient manner.

•	During fiscal 2009, the Committee reviewed the Company’s short- and long-term incentive compensation program design and approved changes to the program that will be applicable to compensation awarded to the NEOs beginning in fiscal 2010.

Compensation Discussion and Analysis.

Compensation Committee. The Compensation Committee (the “Committee”) of our Board of Directors assists the Board in fulfilling the Board’s duties relating to the compensation of our directors, officers, and employees. The Committee is composed of three directors, each of whom qualifies as an independent director under NYSE listing standards, a “non-employee director” under SEC rules, and an “outside director” under regulations adopted pursuant to Section 162 of the Internal Revenue Code. The Committee has the sole authority, on behalf of the Board of Directors, to determine the compensation of our CEO. The Committee, with input from the Management Compensation and Benefits Committee (of which our CEO is a member), determines the compensation of our other NEOs. The Management Compensation and Benefits Committee and our Human Resources Department support the Committee in the performance of its responsibilities.

Independent Compensation Consultant. The Compensation Committee has engaged Frederic W. Cook & Co. as its independent compensation consultant. The Cook firm is responsible to the Committee and its Chair for reviewing and recommending the compensation of the CEO and other NEOs. The Cook firm also provides independent advice to the Board on director remuneration and is responsible for compiling, on a confidential basis, the responses from directors to its annual questionnaire on Board effectiveness. The Cook firm works with Company management as the Compensation Committee’s agent on all matters that fall within the Compensation Committee’s purview. The Cook firm provides no other service to the Company or its management. The Company paid the Cook firm $127,129 for its services during fiscal 2009.

Compensation Philosophy. The overarching objective of our compensation program is to enable Brown-Forman to recruit, retain, and motivate a diverse team of talented executives who will lead the Company to fulfill our goal of being the best brand builder in the wine and spirits industry. In support of this objective, our compensation program has the following primary goals:

•	To reward employees for their efforts in support of the Company’s business by offering competitive salaries;

•	To foster a pay-for-performance culture by offering short-term and long-term incentive-based compensation that is earned upon the achievement of measurable performance goals; and

•	To align the interests of our executives with those of our stockholders through the use of equity-based compensation.

Compensation Offered. We offer the following compensation and benefits to our NEOs:

•	Salary (including a holiday bonus, which we consider part of salary)

•	Short-term cash incentive compensation

•	Long-term cash incentive compensation

•	Long-term equity incentive compensation

•	Other benefits that are available to nearly all salaried employees

•	Limited additional benefits and perquisites

•	Limited post-employment compensation and benefits

Use of Market Data in Making Compensation Decisions. We believe that to recruit, retain, and motivate high-caliber executives, our executive compensation must be competitive with the compensation opportunities provided by companies with which we compete for executive talent. Therefore, it is the Committee’s practice to target total cash compensation at the 55th to 65th percentile of the relevant market, with the possibility of delivering top quartile total compensation if business performance exceeds targeted goals, and the flexibility to pay at lower levels for periods of underperformance.

In making compensation decisions for fiscal 2009, the Committee used customized compensation survey data provided by Towers Perrin. Specifically, the Committee reviewed information from two subsets of Towers Perrin survey data – one of manufacturing companies and one of consumer products companies. Seven companies appeared in both survey groups. The survey data included salary, incentive compensation, and internal pay equity information from the comparator companies. The companies in each of the survey subsets were:

Consumer Products Companies

The A.T. Cross Company
Altria Group, Inc.
Avon Products, Inc.
Bob Evans Farms, Inc.
Chiquita Brands International, Inc.
The Coca-Cola Company
Columbia Sportswear Company
ConAgra Foods, Inc.
Diageo North America, Inc.
Fortune Brands, Inc.
General Mills, Inc.
Heinz Foodservice
The Hershey Company
The J.M. Smucker Company
J.R. Simplot Company
Kellogg Company
Kraft Foods, Inc.
Land O’Lakes, Inc.
Lorillard Tobacco Company
Mary Kay, Inc.
McDonald’s Corporation
Mission Foods (Gruma Corp.)
Molson Coors Brewing Company
Nestle USA, Inc.	PepsiAmericas, Inc.
PepsiCo, Inc.
Reynolds American, Inc.
Rich Products, Corporation
S.C. Johnson & Son, Inc.
Sara Lee Corporation
The Schwan Food Company
Tupperware Brands Corporation
Unilever United States, Inc.
Wm. Wrigley Jr. Company

Manufacturing Companies
3M Company
A.T. Cross Company
Abbott Laboratories
Advanced Micro Devices, Inc.
Air Products and Chemicals, Inc.
Alcon Laboratories, Inc.
Allergan, Inc.
Alliant Techsystems, Inc.
Altria Group, Inc.
Ameren Corporation
Astra Zeneca Pharmaceuticals LP
Ball Corporation
BIC Corporation
The Boeing Company
Bristol-Myers Squibb Company
The Coca-Cola Company
Cytec Industries Inc.
DENTSPLY International Inc.
Donaldson Company, Inc.
E. I. du Pont de Nemours and Co.
Eastman Chemical Company
Eastman Kodak Company
Ecolab, Inc.
Federal-Mogul Corporation
Flowserve Corporation
Ford Motor Company
Fortune Brands, Inc.
Gates Corporation
General Mills, Inc.
General Motors Corporation
Intel Corporation
ITT – Corporation
Johnson & Johnson
Johnson Controls, Inc.
Kennametal Inc.
Kohler Co.
Mary Kay, Inc.
Masco Corporation	McDermott International, Inc.
Merck & Co., Inc.
Molson Coors Brewing Company
NIKE, Inc.
Noranda Aluminum, Inc.
Northup Grumman Newport News
Panasonic Corp. of North America
Parker Hannifin Corporation
Pfizer Inc.
Pitney Bowes Inc.
PPG Industries, Inc.
Praxair, Inc.
Robert Bosch LLC
Schneider Electric (K-Tech Corp.)
Siemens Corporation
Steelcase Inc.
The Timken Company
The Toro Company

Towers Perrin provided the survey data as an “interactive tool” that created predictive market values for each executive position based on company sales and the pay percentile desired within the specified peer group. Comparative data from each of the two survey groups for each executive position for which data was available was used to calculate an average of the data for all pay elements surveyed to arrive at what the Committee considered to be the most useful market information for each pay element and for each position. The Committee used this information primarily to understand prevailing market pay rates and practices in support of our goal of offering competitive compensation to our executive officers. The Committee also used this information as a reference point when apportioning pay across the various elements of compensation.

When setting our NEOs’ compensation for fiscal 2009, the Committee reviewed market data for annual cash compensation (base salary plus the value of short-term cash incentives) representing both the 55th percentile and the 65th percentile within the comparator groups to establish a range for total cash compensation. With respect to long-term incentive compensation, including long-term cash and equity compensation, the Committee referred to the 50th percentile of market data. The Committee also considered job scope, contribution, and long-term value to Brown-Forman.

Principal Elements of Compensation.

Base Salary. Each year the Committee determines the salary for the CEO, and reviews and approves the salaries of the other NEOs and executive officers. We pay our NEOs a salary as a means of recognizing their significant responsibilities and rewarding them for their daily efforts. It has been our practice to offer our NEOs a salary within the 55th to 65th percentile of our comparator group, using the methodology described above. We believe that this compensation practice has furthered our objective of attracting, retaining, and motivating a diverse team of talented executives.

At each annual review, the Committee typically determines any increase or decrease to the NEOs’ salaries based on established merit budget guidelines applicable to all salaried employees and the results of individual performance assessments. However, in fiscal 2009, merit increase guidelines for NEOs and other executives were reduced to approximately half of the amount provided to other salaried employees. This reduction in merit increase guidelines was intended to moderate, due to difficult macro-economic circumstances, the increase in employment cost associated with merit increases, and is not reflective of lower levels of performance by the affected executives.

The holiday bonus, which we consider part of salary, is paid in cash near calendar year end and is calculated as follows:

Length of Continuous Service	Amount of Holiday Bonus

3 months but less than 6 months	1/8 of monthly salary
6 months but less than 5 years	1/4 of monthly salary
5 years but less than 10 years	3/8 of monthly salary
10 years or more	1/2 of monthly salary

The salaries, including holiday bonus, earned by our NEOs during fiscal 2009 are reflected in the column under the heading “Salary” in the Summary Compensation Table found on page 35.

Incentive Compensation. We provide our executives with both short-term and long-term performance-based incentive compensation opportunities.

2004 Omnibus Compensation Plan. On July 22, 2004, our stockholders approved the Brown-Forman 2004 Omnibus Compensation Plan (the “Plan”), an incentive compensation plan designed to reward participants for individual and Company performance. Officers, employees, and non-employee directors of the Company, its subsidiaries and affiliates are eligible to receive awards under the Plan. The Plan permits the following types of awards: cash, stock options, stock appreciation rights, stock, restricted stock, market value units, and performance units. All short-term and long-term incentive compensation paid by the Company is administered pursuant to the terms and conditions of the Plan. Under the terms of the Plan, performance goals are limited to certain Company, affiliate, operating unit or division financial performance measures. Performance goals may be expressed on an absolute or relative basis, and may exclude certain items as the Committee may determine.

Alignment with Corporate Vision. Our corporate vision is to be the best brand builder in the wine and spirits industry. We measure our success on this front, relative to our industry peers, by evaluating “depletion-based operating income.” This is the amount of operating profit earned by the Company on the number of nine-liter cases depleted during a fiscal year. “Depletions” are shipments from the Company direct to retail, or shipments from distributors to wholesale or retail customers, and are commonly regarded in the industry as an approximate measure of consumer demand. The payouts under our incentive compensation plan are tied to Company performance against depletion-based operating income. Thus, our executive compensation plans are aligned with our corporate vision and the key performance metric that is indicative of our success.

Short-Term Incentive Compensation. We provide our NEOs with an annual short-term incentive compensation opportunity, which is payable in cash and based upon a pre-determined percentage of each executive’s base salary. Short-term incentive compensation is performance-based, and payout is dependent upon the achievement during the fiscal year of certain goals related to Company performance.

Within 90 days following the start of each fiscal year, the Committee determines the annual performance goals and cash opportunity for each NEO. The Committee also establishes a threshold performance level, which must be achieved before any short-term incentive compensation is paid. Performance at target yields a payout of 100%. If the threshold performance level is satisfied, the short-term incentive compensation paid out is based upon how much Company performance exceeds or falls short of the performance target, and is capped at 200% of target. The Committee reserves the right to adjust downward (but not upward) any award produced by this formula. Short-term incentive compensation is typically paid out on June 15 following the end of the fiscal year.

For fiscal 2009, the short-term performance goals for the NEOs were based on the Company’s depletion-based operating income. The Committee believes that depletion-based operating income is the most relevant measure by which to assess the Company’s short-term business performance. Factors considered in setting the performance goals at the start of the year were performance expectations on this metric among industry competitors, Company historical depletion-based operating income trends, and the Company’s outlook for fiscal 2009 depletion-based operating income. The fiscal 2009 short-term performance goals were determined by the Committee, with input from the Management Compensation and Benefits Committee, and were as follows:

Fiscal 2009 Short-Term Incentive Compensation Performance Goals

	Depletion-Based
Attainment Point	Operating Income (1)	Payout (2)

Threshold	$674.6	0%
Target	$715.1	100%
Maximum	$755.6	200%

(1)	Dollars in millions. Operating income between two points is interpolated using a straight line method.

(2)	Payout between two points is interpolated using a straight line method.

After adjusting for certain items, including a portion of the gain on the divestiture of the Company’s Italian wine brands, the negative impact of discontinued brands, agave write-offs in excess of normal losses, expenses associated with the Company’s reduction in force and early retirement programs, and the impact of an increase in excise taxes on ready-to-drink products in Australia, the Committee determined that for purposes of the Plan, the Company achieved depletion-based operating income of $705.0 million for fiscal 2009. This resulted in a short-term incentive compensation payout to our

NEOs of 75% of target. The Committee did not exercise downward discretion with regard to the short-term incentive compensation payout in respect of any NEO.

A NEO forfeits his or her short-term incentive compensation if he or she voluntarily terminates employment or is discharged for cause during the fiscal year. For executives who leave the Company voluntarily at or after age 55 with at least five years of service (considered to be retirees), the short-term incentive compensation is pro-rated based on length of service during the performance period, and is paid at the same time and in the same manner as to active employee participants.

Please see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal 2009 found on page 35 and the Grants of Plan Based Awards for Fiscal 2009 table found on page 37 for more information on the short-term incentive compensation we paid to our NEOs.

Long-Term Incentive Compensation. We provide our NEOs and other key employees with a long-term incentive compensation opportunity as part of their total compensation package. Long-term incentives are intended to focus our executives on our long-range strategic goals and on the sustainable growth and performance of our brands. Long-term incentives also serve as a retention mechanism and equity-building opportunity for our executives.

The long-term incentive compensation opportunity contains both cash-based and equity-based awards, and is generally established in accordance with the following process: The total long-term incentive compensation opportunity for each NEO is initially determined as a cash value. At least 50% of that value is delivered in the form of performance-based cash. The remaining portion is delivered through a combination of restricted stock, stock appreciation rights, and additional performance-based cash. The Committee, with input from the CEO with respect to the other NEOs, and taking into account the personal circumstances of the NEOs (such as time until retirement and current equity holdings) decides for each NEO what portion of the total long-term incentive compensation opportunity should be delivered via each of the long-term incentive vehicles. In making its decision regarding the portion of a long-term award to be delivered via restricted stock, the Committee examines the equity holdings in the Company of each NEO from all sources, including personal holdings, holdings from past incentive-based awards, and holdings within the executive’s 401(k) plan account. As a result, the equity awards to NEOs may include only restricted stock, only stock appreciation rights, or a combination of the two. To provide flexibility in retirement planning, executives who are older than 62 or who will attain age 62 during the fiscal year, are not required to have an equity component to their long-term incentive compensation award and instead may receive 100% of their award in the form of performance-based cash. James L. Bareuther did not have an equity component to his fiscal 2009 long-term incentive compensation for these reasons. The Committee believes that the use of equity-based compensation furthers the goal of aligning executives’ interests with those of Company stockholders.

For fiscal 2009, the long-term incentive compensation awarded to the NEOs contained three components: performance-based cash, performance-based restricted stock, and stock-settled stock appreciation rights.

Performance-Based Cash Opportunity. Long-term cash awards are granted during the first 90 days of each fiscal year. Long-term cash awards granted in early fiscal 2009 will be paid out shortly following the completion of fiscal 2011 (likely on June 15, 2011). The target amount of the long-term performance-based cash award is adjusted up or down by the average of the Company’s short-term incentive performance scores over the applicable three-year period.

For the long-term incentive compensation performance period that ended in fiscal 2009 (i.e., for the three-year performance period of fiscal 2007 through fiscal 2009), the payout was based upon the average of the fiscal 2007, fiscal 2008 and fiscal 2009 payout percentages for the Company’s short-

term incentive compensation program (170%, 169% and 75%, respectively). The Company’s performance during this three-year performance cycle resulted in a long-term incentive compensation payout at 138% of target.

An executive typically forfeits all long-term cash incentives if he or she voluntarily terminates employment (prior to retirement eligibility) or is discharged for cause during any three-year performance period. Subject to the Plan Administrator’s discretion, for those NEOs who voluntarily leave the Company at or after age 55 with at least five years of service (considered to be retirees), the long-term cash incentive compensation may be pro-rated and paid at the same time and in the same manner as to active employee participants.

Please see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal 2009 found on page 35 and the Grants of Plan Based Awards for Fiscal 2009 table found on page 37 for more information on the cash portion of the long-term incentive compensation we pay to our NEOs.

Performance-Based Equity Opportunity.

Restricted Stock. Our performance-based restricted stock has a one-year performance measure followed by a three-year vesting period. The restricted stock award is initially determined by the Committee as a cash value, and is awarded to our NEOs on the date of the Company’s Annual Meeting of Stockholders, which is typically held in late July. This initial cash value is adjusted up or down after the completion of the fiscal year by the Company’s short-term incentive compensation performance score. The number of restricted shares issuable in respect of the award is determined by dividing the adjusted cash value by the closing price of the relevant class of our common stock on the date the award was originally made (the Annual Meeting date). The restricted shares are subject to certain employment-related restrictions for the ensuing three fiscal years, vesting on the first day of the fourth fiscal year following the date of grant.

For fiscal 2009, Class A common restricted stock awards were granted on July 24, 2008. The number of shares issued in respect of the awards was determined by multiplying the cash value of each NEO’s restricted stock opportunity at target by the short-term incentive compensation performance score for fiscal 2009 (75%), and dividing that product by the value of our Class A common stock as of the close of trading on the date of the award, July 24, 2008 ($57.35). The restricted shares were issued June 1, 2009. Restricted shares awarded for fiscal 2009 will vest on April 30, 2012. NEOs receive cash dividend payments on the restricted shares during the vesting period to reinforce the ownership value of the shares.

Restricted stock is forfeited should a NEO voluntarily terminate his or her employment (prior to retirement eligibility) during the restriction period, or be terminated for cause. Restricted stock vests on a pro-rata basis upon an involuntary termination for reasons other than for cause. Subject to the Plan Administrator’s discretion, restricted stock may vest on a pro-rata basis upon retirement or death. For more information on the restricted stock awarded for fiscal 2009, please see the Grants of Plan Based Awards for Fiscal 2009 and Outstanding Equity Awards as of April 30, 2009, tables set forth on pages 37 and 39, respectively.

Stock-Settled Stock Appreciation Rights. Stock-settled stock appreciation rights (“SSARs”) are granted annually on the date of the Company’s Annual Meeting of Stockholders, which is typically held in late July. The number of Class B Common SSARs awarded to our NEOs for fiscal 2009 was determined by dividing the cash value of the long-term incentive compensation opportunity designated for SSARs by the Black-Scholes value of a SSAR as of the close of trading on the date of grant, July 24, 2008. SSARs are not exercisable until the first day of the third fiscal year following the grant date, and are exercisable for seven fiscal years thereafter (i.e., SSARs granted July 24, 2008, are exercisable May 1, 2011, and expire on April 30, 2018). For more information on the SSARs awarded for fiscal 2009, please see the Grants of Plan Based Awards for Fiscal 2009 and Outstanding Equity Awards as of April 30, 2009 tables set forth on pages 37 and 39, respectively.

Class B Common Stock Distribution. On October 27, 2008, we completed a special distribution of shares of our Class B common stock. For every four shares of Class A or Class B common stock held as of the record date, stockholders received one share of Class B common stock, with fractional shares payable in cash (outstanding option and SSAR awards were rounded up to the next whole share). Outstanding equity award amounts and exercise prices were adjusted as of October 27, 2008, to account for this distribution, and are presented in this Proxy Statement on an adjusted basis.

Executive Officer Changes.

•	Donald C. Berg was appointed Executive Vice President and Chief Financial Officer, effective May 1, 2008.

•	Mark I. McCallum was appointed Executive Vice President and Chief Operating Officer, effective May 1, 2009.

•	James L. Bareuther, in connection with a long-term succession plan, was appointed Executive Vice President for Global Business Development, effective May 1, 2009.

Fiscal 2009 Company Performance and its Effect on Executive Compensation. The Company’s underlying performance for fiscal 2009 was solid, especially relative to our direct industry competitors, but represented a decline in growth compared to fiscal 2008 and fiscal 2007. Company performance fell short of target for the fiscal 2009 performance period, but substantially exceeded target performance levels for the fiscal 2008 and fiscal 2007 performance periods. Therefore, the short-term incentive payout for the NEOs for fiscal 2009 was lower than target (75%), while the long-term incentive payout for the NEOs for the three-year performance period ending in fiscal 2009 was higher than target (138%). (The payout for performance at target is 100%.)

The market prices of our Class A and Class B common stock decreased during fiscal 2009. Our Class A common stock closing price decreased from $56.20 on April 30, 2008, to $48.70 on April 30, 2009. Our Class B common stock closing price decreased from $54.42 on April 30, 2008, to $46.50 on April 30, 2009. These price decreases resulted in a decrease in the value of our executives’ accumulated equity-based incentives during fiscal 2009.

Impact of Fiscal 2009 Performance on CEO Total Direct Compensation. The Fiscal 2009 Summary Compensation Table appearing on page 35 presents compensation information for our CEO as required by SEC regulations. The table below reflects our CEO’s total direct compensation as viewed by the Compensation Committee when making compensation decisions. The table below is not designed to replace the Summary Compensation Table, but rather to reflect the Committee’s perspective related to the CEO’s total direct compensation. It differs from the 2009 Summary Compensation Table, which is required by the SEC to follow the Statement of Financial Accounting Standards 123R, Share-Based Payment (“FAS 123R”) methodology for expensing equity awards over the vesting period.

The Compensation Committee considers total direct compensation for a fiscal year to be: base salary, short-term cash paid as a result of that year’s performance, long-term cash paid for the three-year performance period ending at the conclusion of the fiscal year, the grant date fair value of SSAR awards made during the fiscal year (of which there were none for the CEO in fiscal 2008 or fiscal 2009), and the performance-adjusted value of restricted stock awards made during the fiscal year. Mr. Varga’s total direct compensation for fiscal 2008 and fiscal 2009, presented in this manner, is set forth in the following table. Short- and long-term incentive compensation for both years was based on the Company’s performance against pre-established financial targets (depletion-based operating income). The effect of fiscal 2009 Company performance on our CEO’s fiscal 2009 total direct compensation, as the Committee views it, resulted in a decrease of 34% from fiscal 2008 total direct compensation.

Fiscal 2009 versus Fiscal 2008 Total Direct Compensation
for our Chief Executive Officer

		Short-Term	Long-Term	Restricted	Total Direct
Fiscal Year	Salary(1)	Cash(2)	Cash(3)	Stock(4)	Compensation

2009	$950,000	$937,500	$1,112,128	$813,750	$3,813,378

2008	$936,000	$2,048,778	$1,047,834	$1,733,820	$5,766,432

(1)	Amounts included in this column represent base salary at the beginning of the fiscal year, and exclude holiday bonus. Salary adjustments for salaried employees are typically made as of August 1 each year.

(2)	Amounts included in this column represent the short-term cash incentive compensation paid on or about June 15 for the one-year performance period ended April 30.

(3)	Amounts included in this column represent the long-term cash incentive compensation paid on or about June 15 for the three-year performance period ended April 30.

(4)	Amounts included in this column represent the performance-adjusted value of the restricted stock award granted for the fiscal year. Restricted stock awards are initially determined by the Compensation Committee as a cash value, which is adjusted after the completion of the fiscal year by the short-term incentive compensation performance multiplier.

Perquisites and Employee Benefits. We provide our NEOs with certain employee benefits that are available to nearly all salaried employees, including Company-paid group term life insurance equal to two times target cash compensation, travel accident insurance, Company matching contributions (up to 5%) to a 401(k) savings plan, medical and dental plans, and a pension that grows with each added year’s service and pay. In addition, we provide our NEOs and certain other executives with additional benefits, including a leased automobile, automobile insurance, and reimbursement of financial planning expenses. We purchase tickets to sporting and entertainment events for business outings with customers and suppliers. If the tickets are not used for business purposes, employees (including the NEOs) may have the opportunity to use the tickets at no incremental cost to the Company. We believe these benefits further our goal of attracting and retaining a diverse team of talented executives. We occasionally invite the NEOs and their spouses to certain events, including retirement celebrations and award dinners. We believe these events provide valuable opportunities for our senior executives to establish and develop relationships with our directors, long-term stockholders, employees, and each other, furthering our objective of having a strong and cohesive management team. For more detail on these benefits, please see the “All Other Compensation” column of the Summary Compensation Table for Fiscal 2009 found on page 35.

Post-Termination Compensation and Benefits. We maintain both tax-qualified retirement plans and non-qualified supplemental excess retirement plans. Most salaried employees, including all of our NEOs, participate in the Salaried Employees Retirement Plan. This plan provides monthly retirement benefits based on age at retirement, years of service, and the average of the five highest consecutive calendar years’ salary during the final ten years of employment. These retirement benefits are not offset by Social Security benefits and are normally payable at age 65. A participant’s interest vests after five years of service. Please see the Pension Benefits Table on page 43 for additional information.

Federal tax law limits the benefits we might otherwise pay to key employees under “qualified” plans such as the Salaried Employees Retirement Plan. Therefore, for certain employees, including our NEOs, we maintain a nonqualified Supplemental Executive Retirement Plan (“SERP”). The SERP provides retirement benefits to make up the difference between a participant’s accrued benefit calculated under the Salaried Employees Retirement Plan and the ceiling imposed by federal tax law. The SERP also provides accelerated vesting of a portion of retirement benefits for certain key employees who join us mid-career.

We maintain a qualified 401(k) savings plan for most salaried employees, including our NEOs. Subject to a maximum the IRS sets annually, most participants in our 401(k) savings plan may contribute between 1% and 50% of their compensation to their savings plan accounts, although highly compensated employees including our NEOs are limited to contributions of between 1% and 16% of their compensation. Our match of participants’ contributions is currently 100% of the first 5% of the employee’s contribution, and vests fully after four years of service. At termination, the departing participant may elect to leave the vested balance in Company’s 401(k) plan or to roll it over to an IRA or (subject to applicable IRS rules) withdraw it.

We believe these post-termination compensation and benefit programs further our goal of attracting and retaining top executive talent, and serve to encourage executives to make long-term career commitments to us. For additional information on potential payments upon termination, please see the Potential Payments upon Termination or Change-in-Control section of this Proxy Statement found on page 44.

Fiscal 2010 Compensation. During fiscal 2009, the Committee reviewed the Company’s short- and long-term incentive compensation program design and approved changes to the program that will be applicable to compensation awarded to the NEOs beginning in fiscal 2010. In doing so, the Committee sought to maintain the program’s compatibility with varying business and economic environments and to align the program more fully with certain of the Company’s performance measures, while appropriately correlating the level of incentive opportunity with the modest risk orientation that is considered optimal for the Company’s continued success.

Changes to Short-Term Incentive Compensation. Our annual short-term incentive compensation opportunity will continue to be based, in large part, upon the achievement during the fiscal year of certain goals related to the Company’s depletion-based operating income. However, the threshold level of performance may be set below the level achieved during the prior fiscal year. In addition, when reviewing depletion-based operating income results at the conclusion of the fiscal year for purposes of assessing performance under the short-term incentive compensation plan, the impact of foreign exchange will be excluded. Also, in fiscal 2010, a minority component of the NEOs’ short-term incentive compensation opportunity will be based upon the achievement of individual performance objectives. This change will not affect the deductibility of the performance-based compensation we pay under our incentive compensation plans.

Changes to Long-Term Incentive Compensation. Beginning in fiscal 2010, the allocation among our long-term incentive compensation vehicles will change as follows: 25% of the total target long-term incentive value will be allocated to each of: long-term cash, SSARs, and performance-based restricted stock. The Committee will have discretion with regard to the allocation of the remaining 25% of the award. The Committee will exercise this discretion by considering each NEO’s preference, total equity holdings, and career stage.

Beginning in fiscal 2010, long-term cash awards will be subject to a new performance measure. The new measure will consist of a comparison by the Committee of the three-year cumulative total shareholder return of Brown-Forman’s Class B common stock with that of the group of high-performing consumer products and retail companies comprising the S&P Consumer Staples Index. The Committee will establish a payout scale that correlates Brown-Forman’s percentile rank against the peer group on this measure to a specific payout level ranging from 0% to 200% of the participant’s target cash award, with target performance and payout set at the 55th percentile rank versus the group.

Performance-based restricted stock awards made in fiscal 2010 will be subject to new performance and restriction periods. Currently, restricted stock awards are subject to a one-year performance period and a three-year (approximately) restriction period. Beginning in fiscal 2010, restricted stock awards will be subject to a three-year performance period and a one-year (approximately) restriction period. The performance measure for restricted stock awards will also change in fiscal 2010. The new measure will consist of a comparison of the compound annual growth rate in the Company’s depletion-based operating income over a three-year period, with that of the nominal gross domestic product reported by the International Monetary Fund of a set of countries identified by the Committee (which countries will be aligned with our current and anticipated business operations). When calculating depletion-based operating income results at the conclusion of the three-year performance period, the impact of foreign exchange will be included.

Beginning in fiscal 2010, the maximum payout level achievable for restricted stock awards under the long-term incentive compensation plan will be 150% of the target award, while the minimum payout level will be 50% of the target award. This payout schedule should provide less volatility than under the previous design. The number of Class A common shares awarded to each participant will continue to be determined by dividing the performance-adjusted award value by the price of our Class A common stock as of the date of the award. By using this methodology to determine the number of shares awarded, the plan will continue to expose participants to changes in our stock price throughout the performance period. No dividends will be paid on the restricted shares during the three-year performance period. However, at the end of the performance period, the performance adjusted value of the award will be increased to account for the dividends paid during the second and third years of the performance period.

Changes to the Comparator Companies and Methodology for Market Comparison. As part of the review of our incentive compensation program design, the Committee also undertook a review of the comparator group of companies used for market compensation analysis. In developing a new comparator group, the Committee’s goal was to identify superior brand-building consumer products companies with financial characteristics similar to Brown-Forman’s. The Committee also considered the global nature of the potential comparator companies, as well as the likely use of the companies as sources for executive talent recruitment. The following companies will be used for competitive compensation analysis beginning with the 2010 fiscal year, replacing the two groups of companies from the Towers Perrin database previously used:

Campbell Soup Co.	Dr. Pepper Snapple Group, Inc.	Hershey Co.	Molson Coors Brewing Co.
Clorox Co.	Energizer Holdings Inc.	Kraft Foods Inc.	PepsiCo Inc.
Coach Inc.	Estee Lauder Companies, Inc.	Levi Strauss & Co.	Polo Ralph Lauren Corp.
Constellation Brands, Inc.	Fortune Brands, Inc.	Lorillard, Inc.	J.M. Smucker Co.
Diageo Plc.	Harley Davidson Inc.	Miller Brewing Co.	YUM! Brands Inc.

The Committee has adjusted its philosophy regarding market-competitive compensation for the NEOs. Beginning in fiscal 2010, the Committee will review the median value of market compensation data of the comparator group, rather than the 55th to 65th percentile data that was considered previously. The revised comparator group is considered to be a high-performing group of consumer products companies, and positioning the target compensation of our NEOs at the median of the group should provide a level of compensation that is sufficiently competitive to achieve our talent recruitment and retention objectives. The Committee also made changes to the methodology it will use in its market comparisons. When reviewing market data for fiscal 2010 compensation decisions, the Committee may consider data that has been weighted on the basis of reported revenue.

Compensation Policies and Practices.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits to $1 million the amount of annual compensation expense we may deduct when paid to a NEO unless the compensation is “performance-based” and paid under a formal compensation plan that meets the Internal Revenue Code’s requirements. We took appropriate steps in defining performance measures under our 2004 Omnibus Compensation Plan to assure the deductibility of all compensation paid to

NEOs under the Plan. To maintain flexibility, we have no policy requiring that all NEO compensation be fully deductible.

However, the Committee expects the Company to be able to deduct all fiscal 2009 compensation paid to our NEOs, with the exception of $1,458 of salary paid to our CEO.

In order to preserve the deductibility of performance-based awards granted under the Plan, the material terms of the performance measures must be disclosed to and approved by our stockholders at least every five years. Therefore these measures, which have not changed since the Plan was approved by our stockholders in 2004, must be re-approved at the upcoming Annual Meeting. For additional information on the re-approval of the performance measures under our 2004 Omnibus Compensation Plan, please see Proposal 2: Re-approval of Performance Measures under the Brown-Forman 2004 Omnibus Compensation Plan, set forth on page 52.

Equity Award Grants. We have an equity award grant policy that requires the grant date of any award to be the date of the applicable Committee or Board meeting at which such award was approved, and the grant price to be the closing price of the relevant class of our common stock on the grant date. We do not have a program, plan or practice of timing equity award grants in conjunction with the release of material non-public information (or vice-versa). We have never re-priced or back-dated options granted under any of our equity compensation plans, and our 2004 Omnibus Compensation Plan specifically prohibits these practices.

Source of Plan Shares. Under the terms of the Plan, we try to limit the source of shares delivered to participants under the Plan to those purchased by the Company from time to time on the open market, in private transactions, or otherwise. If we determine that the timing of such purchases may unduly affect the market price of the shares, the purchases may be spread over a period of time sufficient to minimize such effect. We may use newly-issued shares to cover exercises or redemptions of awards under the Plan, and then purchase an equal number of shares on the open market or otherwise as quickly as is reasonably practicable thereafter. This practice minimizes long-term dilution to our stockholders.

Conclusion. We believe that our executive compensation program has been successful in recruiting, retaining, and motivating a team of talented and diverse executives, both in the United States and around the world, who will lead us to achieve our goal of being the best brand builder in the wine and spirits industry and enable us to deliver superior value to our stockholders.

Compensation Committee Report.

We, the Compensation Committee of the Board of Directors of Brown-Forman Corporation, have reviewed and discussed with Company management the Compensation Discussion and Analysis set forth above, and based upon such review and discussion, have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Richard P. Mayer, Chairman
Patrick Bousquet-Chavanne
John D. Cook

Summary Compensation Table for Fiscal 2009.

The following table sets forth the compensation paid or accrued by the Company for the fiscal year ended April 30, 2009, as required to be calculated under SEC rules, for services rendered in all capacities by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers as of the end of the fiscal year (the “Named Executive Officers” or “NEOs”).

Fiscal 2009 Summary Compensation Table

							Change
							in
							Pension
							Value
						Non-	and
						Equity	Nonqualified
					SSAR/	Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(5)	($)(6)	($)(7)	($)(7)	($)(8)	($)(9)	($)(10)	($)

Paul C. Varga	2009	1,001,458	—	1,377,198	—	2,049,628	108,384	42,856	4,579,524
Chairman and Chief	2008	986,083	—	1,165,139	—	3,096,612	404,184	31,303	5,683,321
Executive Officer	2007	945,000	—	690,465	—	2,590,602	413,410	83,544	4,723,021

Donald C. Berg (1)	2009	539,167	—	181,018	166,833	506,949	1,588	37,275	1,432,830
Executive Vice President and Chief Financial Officer

James L. Bareuther (2)	2009	565,208	—	301,736	215,273	616,948	192,930	38,456	1,930,551
Executive Vice President	2008	550,542	—	302,632	125,558	968,364	300,795	39,383	2,287,274
for Global Business	2007	526,167	—	204,127	218,514	1,080,620	309,183	49,123	2,387,734
Development

James S. Welch, Jr. (3)	2009	545,625	—	226,373	147,122	658,645	479	31,676	1,609,920
Vice Chairman	2008	524,166	—	202,936	140,777	858,925	123,846	32,165	1,882,815

Mark I. McCallum (4)	2009	492,500	—	138,517	118,562	459,214	49,524	30,570	1,288,887
Executive Vice President	2008	462,292	—	103,079	88,474	774,276	57,233	30,384	1,515,738
and Chief Operating Officer

(1)	Mr. Berg was not a Named Executive Officer for fiscal years 2007 and 2008. Therefore, information for those years is not provided.

(2)	Mr. Bareuther served as Executive Vice President and Chief Operating Officer until April 30, 2009. He assumed the position of Executive Vice President for Global Business Development effective May 1, 2009.

(3)	Mr. Welch was not a Named Executive Officer for fiscal year 2007. Therefore, information for fiscal 2007 is not provided. Mr. Welch’s full title is Vice Chairman, Executive Director of Corporate Affairs, Strategy, Diversity, and Human Resources.

(4)	Mr. McCallum was not a Named Executive Officer for fiscal year 2007. Therefore, information for fiscal 2007 is not provided. Mr. McCallum served as Executive Vice President and Chief Brands Officer until April 30, 2009. He assumed the position of Executive Vice President and Chief Operating Officer effective May 1, 2009.

(5)	Salary includes holiday bonus. Please see page 26 for additional information.

(6)	NEOs do not receive non-performance based compensation that would be considered a “Bonus” under SEC regulations.

(7)	Amounts reflect the dollar amount of compensation cost recognized for financial statement reporting purposes, in accordance with SFAS 123(R). Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended April 30, 2009, which are included in the Company’s fiscal 2009 Annual Report on Form 10-K as filed with the SEC. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the NEOs.

(8)	Amounts listed for the year 2009 include short-term cash incentive compensation paid for the one-year performance period ended April 30, 2009, and long-term cash incentive compensation paid for the three-year performance period ended April 30, 2009, as determined by the Compensation Committee at its May 27, 2009, meeting and paid to the NEOs on or about June 15, 2009. Specific amounts are reflected below.

	Short-Term Cash	Long-Term Cash
Paul C. Varga	937,500	1,112,128
Donald C. Berg	195,000	311,949
James L. Bareuther	195,000	421,948
James S. Welch, Jr.	195,000	463,645
Mark I. McCallum	195,000	264,214

(9)	Amounts listed for the year 2009 reflect the change in pension value for each NEO during fiscal year 2009. Change in pension value is based on an actuarial present value calculation. Amounts attributable to each of our retirement plans are reflected below. Please see the Pension Benefits Table on page 43 for additional information, including assumptions used in the present value calculations.

	Qualified	Non-Qualified
Paul C. Varga	(22,126)	130,510
Donald C. Berg	(11,809)	13,397
James L. Bareuther	29,455	163,475
James S. Welch, Jr.	(16,958)	17,437
Mark I. McCallum	5,176	44,348

(10)	Please see the Fiscal 2009 All Other Compensation Table below for additional information on the amounts reflected in this column. For fiscal 2007 only, amounts reflected in this column include dividends paid on restricted stock.

The following table sets forth each component of the “All Other Compensation” column of the Summary Compensation Table.

Fiscal 2009 All Other Compensation Table

		Cost of
		Company-	Cost of
	401(k)	Provided	Company-
	Matching	Life	Leased
Name	Contribution	Insurance	Car (1)	Other (2)	Total
Paul C. Varga	12,063	3,600	20,845	6,348	42,856

Donald C. Berg	12,268	2,638	18,369	4,000	37,275

James L. Bareuther	11,600	2,956	19,741	4,159	38,456

James S. Welch, Jr.	11,563	2,893	13,220	4,000	31,676

Mark I. McCallum	11,625	2,694	16,251	—	30,570

(1)	Values based on incremental cost to the Company during the fiscal year, including lease payments, maintenance and registration, and annual insurance premiums.

(2)	Amounts include reimbursement of financial planning expenses and, for Messrs. Bareuther and Varga, travel-related expenses for their spouses to attend certain business-related events.

Grants of Plan-Based Awards for Fiscal 2009.

The following table sets forth information regarding the equity and non-equity awards granted to our NEOs during fiscal 2009 under our 2004 Omnibus Compensation Plan. For additional information on the Plan and the fiscal 2009 awards made thereunder, please see the “Incentive Compensation” section of our Compensation Discussion and Analysis, which begins on page 26.

Fiscal 2009 Grants of Plan-Based Awards Table

									All
									Other
									Option
									Awards:
									Number
			Estimated Possible Payouts			Estimated Possible Payouts			of	Exercise	Grant Date
			Under Non-Equity Incentive			Under Equity Incentive Plan			Securities	or Base	Fair Value
			Plan Awards(2)			Awards (3)			Underlying	Price of	of Stock
			Thres			Thres			Options	Option	and Option
	Grant	Descrip-	hold	Target	Maximum	hold	Target	Maximum	(4)(6)	Awards	Awards(5)(6)
Name	Date	tion(1)	($)	($)	($)	($)	($)	($)	(#)	($/Sh)	($)

Paul C. Varga		STC	0	1,250,000	2,500,000
		LTC	0	1,085,000	2,170,000
	7/24/2008	RS				0	1,085,000	2,170,000			2,170,000

Donald C. Berg		STC	0	260,000	520,000
		LTC	0	300,000	600,000
	7/24/2008	RS				0	120,000	240,000			240,000
	7/24/2008	SSAR							13,588	$57.40	154,998

James L. Bareuther		STC	0	260,000	520,000
		LTC	0	375,000	750,000
	7/24/2008	SSAR							18,872	$57.40	215,273

James S. Welch, Jr.		STC	0	260,000	520,000
		LTC	0	300,000	600,000
	7/24/2008	RS				0	120,000	240,000			240,000
	7/24/2008	SSAR							13,588	$57.40	154,998

Mark I. McCallum		STC	0	260,000	520,000
		LTC	0	300,000	600,000
	7/24/2008	RS				0	180,000	360,000			360,000
	7/24/2008	SSAR							9,059	$57.40	103,336

(1)	STC is short-term incentive compensation payable in cash; LTC is long-term incentive compensation payable in cash; RS is performance-based restricted stock; SSAR is stock-settled stock appreciation rights.

(2)	Amounts represent the potential value of the payouts for short-term incentive compensation opportunity for the fiscal 2009 performance period and the cash component of long-term incentive compensation opportunity for the three-year performance period fiscal 2009 through fiscal 2011, inclusive. Please see the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2009 Summary Compensation Table on page 35 for amounts actually paid out in respect of fiscal 2009 performance. No amounts are payable if threshold performance levels are not achieved. STC is capped at 200% of target; long-term incentive compensation is uncapped, but as a point of reference a Maximum number of 200% of target is included.

(3)	Amounts represent the potential value of a NEO’s long-term incentive compensation opportunity designated for RS for fiscal 2009. No RS is awarded if threshold performance levels are not achieved. The long-term incentive compensation opportunity designated for RS is capped at 200% of target. The number of shares of RS awarded for fiscal 2009 is determined by multiplying the cash value at target of a NEO’s long-term incentive compensation opportunity designated for RS by the short-term performance adjustment factor for fiscal 2009 (75%), and dividing that product by $57.35, which is the value of our Class A common stock as of the close of trading on the date of grant, July 24, 2008. Restricted share awards granted in fiscal 2009 vest on the first day of the fourth fiscal year following the date of grant. The number of Class A common shares issued on June 1, 2009, in respect of the fiscal 2009 awards and the cash value of the awards as of the date of grant are as follows (Mr. Bareuther did not have a restricted stock component to his fiscal 2009 long-term incentive compensation opportunity):

	Cash Value	Class A Common
	as of July 24, 2008	Restricted Shares
Paul C. Varga	813,750	14,190
Donald C. Berg	90,000	1,570
James S. Welch, Jr.	90,000	1,570
Mark I. McCallum	135,000	2,354

(4)	The number of SSARs awarded to our NEOs for fiscal 2009 was determined by dividing the cash value of the opportunity designated for SSARs by the Black-Scholes value of our Class B common stock as of the close of trading on the date of grant, July 24, 2008. SSARs are not exercisable until the first day of the third fiscal year following the fiscal year of grant, and are exercisable for seven fiscal years thereafter. SSARs granted July 24, 2008, are exercisable May 1, 2011, and expire April 30, 2018.

(5)	For RS, amounts represent the grant date fair value of each award at the maximum payout level (200%). Please see footnote 3 above for the grant date fair value of the awards actually paid out. For SSARs, amounts represent the grant date fair value as calculated in accordance with SFAS 123(R).

(6)	On October 27, 2008, we completed a special distribution of shares of our Class B common stock. For every four shares of Class A or Class B common stock held as of the record date, stockholders received one share of Class B common stock, with fractional shares payable in cash (outstanding option and SSAR awards were rounded up to the next whole share). Outstanding equity award amounts and exercise prices were adjusted as of October 27, 2008, to account for this distribution, and are presented herein on an adjusted basis.

Outstanding Equity Awards as of April 30, 2009.

The following table sets forth the outstanding equity awards held by our NEOs as of April 30, 2009. The year-end values set forth in the table are based on the $48.70 closing price for our Class A common stock and $46.50 closing price for our Class B common stock, respectively, on April 30, 2009.

Outstanding Equity Awards at 2009 Fiscal Year End Table

	Option and SSAR Awards (1)(2)					Stock Awards (1)(3)
		Number							Market
		of	Number of					Number of	Value of
		Securities	Securities					Shares or	Shares or
		Underlying	Underlying					Units of	Units of
		Unexercised	Unexercised	Option				Stock That	Stock That
		Options	Options	Exercise	Option		Class of	Have Not	Have Not
		(#)	(#)	Price	Expiration		Common	Vested	Vested
Name	Grant Date	Exercisable	Unexercisable	($)	Date	Grant Date	Stock	(#)	($)(4)

Paul C. Varga						7/24/2003	B	7,587	352,796
						7/24/2003	B	1,896	88,164
						7/28/2005	A	17,769	865,350
						7/28/2005	B	4,442	206,553
						7/27/2006	A	19,208	935,430
						7/27/2006	B	4,802	223,293
						7/26/2007	A	24,138	1,175,521
						7/26/2007	B	6,034	280,581
						7/24/2008	A	14,190	691,053
Donald C. Berg	7/27/2000	6,437		19.68	4/30/2010
	7/31/2001	18,983		26.67	4/30/2011
	7/25/2002	16,903		25.06	4/30/2012
	7/24/2003	19,024		30.62	4/30/2013
	7/22/2004	15,138		36.35	4/30/2014
	7/28/2005	13,062		46.19	4/30/2015
	7/27/2006		10,104	56.50	4/30/2016
	7/26/2007		11,567	54.58	4/30/2017
	7/24/2008		13,588	57.40	4/30/2018
						7/24/2003	B	2,592	120,528
						7/24/2003	B	648	30,132
						7/28/2005	A	2,556	124,477
						7/28/2005	B	639	29,714
						7/27/2006	A	2,156	104,997
						7/27/2006	B	539	25,064
						7/26/2007	A	2,206	107,432
						7/26/2007	B	551	25,622
						7/24/2008	A	1,570	76,459

	Option and SSAR Awards (1)(2)					Stock Awards (1)(3)
		Number							Market
		of	Number of					Number of	Value of
		Securities	Securities					Shares or	Shares or
		Underlying	Underlying					Units of	Units of
		Unexercised	Unexercised	Option				Stock That	Stock That
		Options	Options	Exercise	Option		Class of	Have Not	Have Not
		(#)	(#)	Price	Expiration		Common	Vested	Vested
Name	Grant Date	Exercisable	Unexercisable	($)	Date	Grant Date	Stock	(#)	($)(4)

James L. Bareuther	7/27/2000	22,245		19.68	4/30/2010
	7/31/2001	14,885		26.67	4/30/2011
	7/25/2002	10,824		25.06	4/30/2012
	7/24/2003	17,013		30.62	4/30/2013
	7/22/2004	14,149		36.35	4/30/2014
	7/28/2005	12,225		46.19	4/30/2015
	7/27/2006		13,668	56.50	4/30/2016
	7/26/2007		10,280	54.58	4/30/2017
	7/24/2008		18,872	57.40	4/30/2018
						7/24/2003	B	5,216	242,544
						7/24/2003	B	1,304	60,636
						7/28/2005	A	5,382	262,103
						7/28/2005	B	1,345	62,543
						7/27/2006	A	2,915	141,961
						7/27/2006	B	728	33,852
						7/26/2007	A	4,412	214,864
						7/26/2007	B	1,103	51,290
James S. Welch, Jr.	7/31/2001	9,492		26.67	4/30/2011
	7/25/2002	9,658		25.06	4/30/2012
	7/22/2004	15,730		36.35	4/30/2014
	7/28/2005	14,543		46.19	4/30/2015
	7/27/2006		8,344	56.50	4/30/2016
	7/26/2007		14,804	54.58	4/30/2017
	7/24/2008		13,588	57.40	4/30/2018
						7/24/2003	B	6,322	293,973
						7/24/2003	B	1,580	73,470
						7/28/2005	A	2,846	138,600
						7/28/2005	B	711	33,062
						7/27/2006	A	2,670	130,029
						7/27/2006	B	667	31,016
						7/26/2007	A	2,824	137,529
						7/26/2007	B	706	32,829
						7/24/2008	A	1,570	76,459

	Option and SSAR Awards (1)(2)					Stock Awards (1)(3)
		Number							Market
		of	Number of					Number of	Value of
		Securities	Securities					Shares or	Shares or
		Underlying	Underlying					Units of	Units of
		Unexercised	Unexercised	Option				Stock That	Stock That
		Options	Options	Exercise	Option		Class of	Have Not	Have Not
		(#)	(#)	Price	Expiration		Common	Vested	Vested
Name	Grant Date	Exercisable	Unexercisable	($)	Date	Grant Date	Stock	(#)	($)(4)

Mark I. McCallum	7/24/2003	9,799		30.62	4/30/2013
	7/22/2004	6,892		36.35	4/30/2014
	7/28/2005	10,418		46.19	4/30/2015
	7/27/2006		2,854	56.50	4/30/2016
	7/26/2007		9,869	54.58	4/30/2017
	7/24/2008		9,059	57.40	4/30/2018
						7/27/2006	A	3,651	177,804
						7/27/2006	B	912	42,408
						7/26/2007	A	2,824	137,529
						7/26/2007	B	706	32,829
						7/24/2008	A	2,354	114,640

(1)	On October 27, 2008, we completed a special distribution of shares of our Class B common stock. For every four shares of Class A or Class B common stock held as of the record date, stockholders received one share of Class B common stock, with fractional shares payable in cash (outstanding option and SSAR awards were rounded up to the next whole share). Outstanding equity award amounts and exercise prices were adjusted as of October 27, 2008, to account for this distribution, and are presented herein on an adjusted basis.

(2)	All option and SSAR awards are Class B common stock. Awards with grant dates prior to July 28, 2005 are stock options; awards with grant dates of July 28, 2005 or later are stock-settled stock appreciation rights (SSARs). All options and SSARs vest and become fully exercisable on the first day of the third fiscal year following the fiscal year of grant.

(3)	Restricted stock awards with a July 24, 2003 grant date vest on the first day of the eighth fiscal year following the date of grant; restricted stock awards granted July 22, 2004, July 28, 2005, and July 27, 2006, vest on the first day of the fifth fiscal year following the date of grant; restricted stock awards granted July 26, 2007, and July 24, 2008, vest on the first day of the fourth fiscal year following the date of grant.

(4)	Values based on the closing prices on April 30, 2009, of our Class A common stock of $48.70 and Class B common stock of $46.50.

Option Exercises and Stock Vested for Fiscal 2009.

The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the NEOs during fiscal 2009.

                 Fiscal 2009 Option Exercises and Stock Vested Table

	Option/SSAR Awards (1)(2)		Stock Awards(1)
	Number of			Number of
	Shares			Shares
	Acquired	Value Realized		Acquired	Value Realized
	on Exercise	on Exercise (3)	Class of	on Vesting (4)	on Vesting (5)
Name	(#)	($)	Common Stock	(#)	($)

Paul C. Varga (6)	29,277	705,837	A	17,025	829,118
			B	4,256	197,904
Donald C. Berg			A	3,571	173,908
			B	892	41,478
James L. Bareuther (7)	14,980	190,246	A	7,508	365,640
			B	1,877	87,281
James S. Welch, Jr. (8)	15,014	551,785	A	3,710	180,677
			B	927	43,106

(1)	On October 27, 2008, we completed a special distribution of shares of our Class B common stock. For every four shares of Class A or Class B common stock held as of the record date, stockholders received one share of Class B common stock, with fractional shares payable in cash (outstanding option and SSAR awards were rounded up to the next whole share). Outstanding equity award amounts and exercise prices were adjusted as of October 27, 2008, to account for this distribution, and are presented herein on an adjusted basis.

(2)	All option and SSAR awards are denominated in the form of Class B common stock.

(3)	Value realized on exercise equals the difference between the option/SSAR exercise price and the market price of the underlying shares on the date of exercise, multiplied by the number of shares for which the option/SSAR was exercised.

(4)	The awards of Class A common stock shown in this column were granted on July 22, 2004. The awards of Class B common stock shown in this column are also considered to have a grant date of July 22, 2004, but were issued on October 27, 2008, in connection with the Company’s special stock distribution. The vesting date for all stock awards shown on this table was April 30, 2009.

(5)	Value realized on vesting equals the market price of the underlying securities on the vesting date, multiplied by the number of shares that vested. The closing prices of our Class A common stock and Class B common stock on the vesting date, April 30, 2009, were $48.70 and $46.50, respectively.

(6)	Mr. Varga exercised 29,277 options for Class B common stock on December 17, 2008. Of those options, 12,064 had an exercise price of $30.62 and a market price of $51.46, and 17,213 had an exercise price of $25.06 and a market price of $51.46.

(7)	Mr. Bareuther exercised 14,980 options for Class B common stock on March 11, 2009, with an exercise price of $24.30 and a market price of $37.00.

(8)	Mr. Welch exercised 15,014 options for Class B common stock on June 12, 2008, with an exercise price of $24.30 and a market price of $61.05. These options were exercised before the Company’s special stock distribution in October 2008, however, the number of options, exercise price and market price are presented herein on an adjusted basis.

Pension Benefits.

We maintain both tax-qualified and non-qualified supplemental excess retirement plans. The following table sets forth the present value of accumulated pension benefits payable to each of our NEOs under our tax-qualified base plan, the Salaried Employees Retirement Plan, and under our non-qualified excess plan, the Supplemental Executive Retirement Plan, based on the pension earned as of our most recent SFAS 87 measurement date, April 30, 2009.

Fiscal 2009 Pension Benefits Table

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Paul C. Varga	Qualified	22.00	156,031	0
	Non-Qualified	22.00	1,456,213	0
Donald C. Berg	Qualified	19.83	273,628	0
	Non-Qualified	19.83	819,086	0
James L. Bareuther	Qualified	14.50	428,992	0
	Non-Qualified	14.50	1,459,040	0
James S. Welch, Jr.	Qualified	19.75	198,997	0
	Non-Qualified	19.75	627,263	0
Mark I. McCallum	Qualified	5.75	81,765	0
	Non-Qualified	5.75	179,214	0

(1)	The amount in this column represents the actuarial present value of each NEO’s accumulated pension benefit as of our SFAS 87 measurement date, April 30, 2009, using a 7.94% discount rate, age 65 expected retirement age, 2008 Static Mortality Table for Annuitants and Non-Annuitants, and life annuity form of payment.

Brown-Forman Corporation Salaried Employees Retirement Plan. Most U.S. salaried employees participate in the tax-qualified Salaried Employees Retirement Plan. This plan is a funded, non-contributory, defined-benefit pension plan that provides monthly retirement benefits based on age at retirement, years of service, and the average of the five highest consecutive calendar years’ compensation during the final ten years of employment. Retirement benefits are not offset by Social Security benefits and are normally payable at age 65. A participant’s interest vests after five years of service.

Brown-Forman Corporation Supplemental Executive Retirement Plan. U.S. Federal tax law limits the amount of compensation that may be used annually to accrue benefits under our tax-qualified Salaried Employees Retirement Plan. Therefore, for employees whose compensation exceeds these limits, including our NEOs, we maintain a non-qualified Supplemental Executive Retirement Plan (“SERP”). The SERP provides retirement benefits to make up the difference between a participant’s accrued benefit calculated under the tax-qualified Salaried Employees Retirement Plan and the ceiling imposed by federal tax law. The SERP also provides faster vesting for certain key employees who join us mid-career.

The formula to calculate the combined total pension benefit under both plans includes the following factors:

•	Final Average Compensation (“FAC”) is the average of the highest consecutive five calendar years in the last ten calendar years employed. For this purpose, compensation is considered to be salary and short-term incentive compensation (not long-term cash or equity compensation).

•	Social Security Covered Compensation (“CC”) is the average of the Social Security Taxable Wage Base in effect for each calendar year during the 35 years ending with the calendar year in which a participant attains his or her Social Security Retirement age.

•	Credited Service (“Service”) is the number of years and whole months of service the participant is employed by the Company at a location or division that participates in the pension plan, up to a maximum of 30 years.

The formula to determine monthly pension for a participant retiring at the regular retirement age of 65 is:

•	1.3% multiplied by FAC up to CC;

•	1.75% multiplied by FAC above CC;

•	The sum of the above multiplied by Service; and

•	Divide by 12 to get the monthly pension (before reduction for early retirement or optional forms of payment).

For example, for someone with FAC of $400,000, CC of $80,000, and Service of 30 years:

• .013 X $80,000 =	$1,040
• .0175 X $320,000 =	$5,600

• Sum	$6,640
• Times Service	30

• Annual age 65 Pension $199,200
• Divide by	12

• Monthly Pension	$16,600

Early retirement is available at age 55 under both plans. However, those who retire before age 65 have their pension payments reduced by 3% for each year (1/4 of 1% for each month) that payments start prior to age 65. James L. Bareuther is our only NEO who is currently eligible for early retirement. Retirees can also reduce their pension payment to purchase optional forms of payment that protect their spouse or ensure a minimum payment period.

Once the final pension is determined, the federal rules that govern the maximum pension that can be paid under the qualified plan are applied to determine the portion to be paid under the qualified plan, and the remainder becomes payable under the non-qualified pension plan.

Potential Payments Upon Termination or Change-in-Control.

We do not provide our NEOs with any contract, agreement, plan, or arrangement that allows for payments or benefits upon termination or a change-in-control, and that discriminates in favor of any of the NEOs in scope or terms of operation.

Retirement. For those executives who leave the Company at or after age 55 with at least 5 years of service (considered to be retirees), the incomplete short-term incentive compensation and long-term cash incentive compensation cycles continue in effect, pro-rated, and are paid at the same time and in the same manner as to active employee participants. Stock options and SSARs continue to be exercisable for the shorter of their original term, or seven years from the date of retirement. Restricted stock awards have provisions that permit the Plan Administrator to provide at least pro-rated vesting in the event of retirement.

Death, Involuntary Termination for Cause, Involuntary Termination Not for Cause, Voluntary Termination.

Cash Incentive Compensation. Executives who are involuntarily terminated for cause, or who voluntarily terminate employment prior to retirement age, forfeit awards under incomplete short-term and long-term incentive compensation cycles. In the event of death, any incomplete short-term incentive compensation cycle continues in effect, pro-rated, and is paid at the same time and in the same manner as to active employee participants. In the event of death, incomplete long-term incentive compensation cycles are pro-rated and paid out as soon as practicable. (Pro-rated long-term cash incentive compensation payable in the event of death is subject to certain reductions under the administrative guidelines to the Plan.) If employment is involuntarily terminated for reasons other than for cause, and absent the exercise of Plan Administrator discretion otherwise, awards payable under incomplete short-term and long-term incentive compensation cycles are forfeited.

Options/SSARs. Options and SSARs become immediately exercisable upon death, and must be exercised by the earlier of the original expiration date, or five years following the date of death. Options and SSARs expire immediately upon termination for cause, and upon the earlier of the expiration date or the end of thirty days following the date of termination, in the event of voluntary termination. If employment is involuntarily terminated for reasons other than for cause, and absent the exercise of Plan Administrator discretion to accelerate the first exercise date or delay expiration, options and SSARs expire immediately upon termination.

Restricted Stock. Restricted stock awards permit the Plan Administrator to provide at least pro-rated vesting in the event of death or involuntary termination. Employees terminating voluntarily and employees terminated for cause forfeit all unvested restricted stock. Pro-rated vesting of restricted stock awards is mandatory upon a participant’s involuntary termination for reasons other than for cause.

Termination Upon Change-in-Control. In the event of an executive’s termination upon a change-in-control, as defined in the Plan, target awards under incomplete short-term and long-term incentive compensation cycles are deemed to have been earned. Vesting is accelerated, and the Company is required to pay out in cash within thirty days following the termination, a pro-rated portion of all such awards. Outstanding options and SSARs become immediately vested and exercisable, and restrictions upon outstanding restricted stock awards lapse.

The following table illustrates the value of compensation available to our NEOs had they terminated on April 30, 2009, the final day of our 2009 fiscal year, under various scenarios. The compensation included is only that which would have been payable as a direct result of the specified triggering event.

Fiscal 2009 Potential Payments upon Termination or Change-in-Control Table

		Involuntary			Termination
	Voluntary	Termination			Upon Change-
Name	Termination	Not for Cause	Retirement	Death	in-Control

Varga
Death Benefit (1)	$0	$0	$0	$2,000,000	$0
Holiday Bonus (2)	0	16,753	16,753	16,753	16,753
STC (3)	0	0	1,250,000	1,250,000	1,250,000
LTC (4)	0	0	3,523,494	3,062,960	3,523,494
SSARs (5)	0	0	0	0	0
RS (6)	0	2,784,290	0	0	4,818,741
Total	0	2,801,043	4,790,247	6,329,713	9,608,988
Berg
Death Benefit (1)	0	0	0	2,604,000	0
Holiday Bonus (2)	0	9,028	9,028	9,028	9,028
STC (3)	0	0	260,000	260,000	260,000
LTC (4)	0	0	918,345	800,098	918,345
SSARs (5)	0	0	0	0	0
RS (6)	0	400,026	0	0	644,425
Total	0	409,054	1,187,373	3,673,126	1,831,798
Bareuther (7)
Death Benefit (1)	0	0	0	1,656,000	0
Holiday Bonus (2)	9,462	9,462	9,462	9,462	9,462
STC (3)	260,000	0	260,000	260,000	260,000
LTC (4)	1,205,785	0	1,205,785	1,054,378	1,205,785
SSARs (5)	0	0	0	0	0
RS (6)	0	725,666	0	0	1,069,793
Total	1,475,247	735,128	1,475,247	2,979,840	2,545,040
Welch
Death Benefit (1)	0	0	0	2,614,000	0
Holiday Bonus (2)	0	9,115	9,115	9,115	9,115
STC (3)	0	0	260,000	260,000	260,000
LTC (4)	0	0	1,159,524	1,029,174	1,159,524
SSARs (5)	0	0	0	0	0
RS (6)	0	613,832	0	0	946,967
Total	0	622,947	1,428,639	3,912,289	2,375,606
McCallum
Death Benefit (1)	0	0	0	2,110,000	0
Holiday Bonus (2)	0	6,250	6,250	6,250	6,250
STC (3)	0	0	260,000	260,000	260,000
LTC (4)	0	0	1,022,332	880,912	1,022,332
SSARs (5)	0	0	0	0	0
RS (6)	0	245,966	0	0	505,210
Total	0	252,216	1,288,582	3,257,162	1,793,792

(1)	Death benefit includes amounts provided by the Company as an insurance benefit in the event of the employee’s death (generally available to all salaried employees) and additional amounts elected and paid for by each NEO as optional insurance coverage.

(2)	Pro-rated holiday bonus is provided in the event of retirement, death, involuntary termination other than for cause, and change-in-control. Holiday bonus is calculated based on a December 1 – November 30 payment cycle.

(3)	Pro-rated short-term cash incentives are provided in the event of retirement or death based on actual Company performance. Pro-rated short-term cash incentives are provided in the event of termination upon change-in-control based on target Company performance. Amounts shown reflect payments based on target levels of performance for fiscal 2009.

(4)	Continued vesting of pro-rated long-term cash awards is provided in the event of retirement or death, based on the number of days worked during the performance period. Accelerated vesting of pro-rated long-term cash awards is provided in the event of termination upon a change-in-control. For retirement and termination upon change-in-control scenarios, amounts shown represent actual performance applied to prior performance periods and target performance applied to the current and future performance periods. For death scenarios, amounts shown represent actual performance applied to prior performance periods and target performance applied to the fiscal 2009 and future performance periods, with the award for the performance period ending April 30, 2010, reduced by 15% and the award for the performance period ending April 30, 2011, reduced by 25%, in accordance with the administrative guidelines to the Plan.

(5)	SSARs become non-forfeitable upon retirement and vest immediately in the event of death and change-in-control. Amounts shown in the “SSARs” line item represent the value realized upon vesting of unvested SSARs, based upon the difference between the exercise price and the closing price of our Class B common stock on April 30, 2009. Amounts shown are $0 because the exercise prices of all outstanding unvested SSARs are lower than the closing price of our Class B common stock on April 30, 2009.

(6)	Continued vesting of a pro-rated number of unvested restricted shares is provided in the event of involuntary termination other than for cause based on the number of whole or partial months elapsed at the time of termination divided by the number of months required for full vesting. Accelerated vesting of unvested restricted shares is provided in the event of termination upon a change-in-control. Amounts shown represent the number of restricted shares provided, multiplied by the closing prices of our Class A and Class B common stock on April 30, 2009, of $48.70 and $46.50, respectively.

(7)	As a retirement-eligible NEO, Mr. Bareuther would be treated as a retiree in the event of voluntary termination.

DIRECTOR COMPENSATION

This section describes how we compensate our Directors.

Elements of Compensation.

Our directors serve one-year terms that begin with their election at the Annual Meeting of Stockholders held in late July each year (the “Board Year”). We offer the following types of compensation to our non-employee directors:

•	Annual cash retainer

•	Equity award for the Board Year

•	Committee member retainer

•	Committee chairman retainer

•	Meeting fees for Board and committee meetings

•	Limited personal benefits and perquisites

Our compensation philosophy for our non-employee directors is to provide an annual retainer that is less than that provided by comparable companies and meeting fees that exceed those provided by comparable companies. The Compensation Committee believes that this structure appropriately reflects the importance of directors’ attendance and active participation at Board and committee meetings and compensates for the dedication and time commitment required for committee service.

Annual Retainer. The Committee reviews, and if appropriate, adjusts annually, effective August 1, the compensation offered to our non-employee directors. Effective August 1, 2008, our non-employee directors are paid an annual retainer of $38,000 cash, payable in six installments over the Board Year. In lieu of cash, each director may elect to receive all or part of his or her annual retainer in the form of Class B common stock-settled stock appreciation rights (SSARs).

Annual Equity Award. In addition to the annual retainer, each non-employee director receives an annual grant of $45,000 in SSARs. All SSARs are denominated in Class B common stock, and are immediately exercisable. The number of SSARs awarded to our non-employee directors for fiscal 2009 was determined by dividing the cash value of the award by the Black-Scholes value of our Class B common stock as of the close of trading on the date of grant, July 24, 2008. We have never backdated or re-priced equity awards to directors. We do not time our equity award grants relative to the release of material non-public information (or vice-versa).

Committee-Related Retainers. We pay our non-employee director committee chairs an annual retainer of $30,000 cash per committee chaired, payable in six installments over the Board Year. We pay our non-employee director committee members (other than committee chairs) an annual retainer of $10,000 cash, payable in six installments over the Board Year.

Meeting Fees. Non-employee directors receive a meeting fee of $5,000 per Board meeting attended in person (or telephonically, if personal attendance is not possible for medical reasons), or $2,500 if attended telephonically or for partial in-person participation. Committee members and chairs receive $2,500 per committee meeting attended in person or telephonically.

Director Candidate Interview Fees. Non-employee director members of the Corporate Governance and Nominating Committee receive the equivalent of a committee meeting fee when they travel to conduct interviews of potential director candidates.

Employee Directors. In addition to, and separate from, his regular compensation as a Brown-Forman employee, we pay Geo. Garvin Brown IV $10,250 per month as compensation for his service as Presiding Chairman of the Board. Otherwise, we do not pay our employee directors (Geo. Garvin Brown IV, Paul C. Varga and James S. Welch, Jr.) for serving on our Board, any of its committees, or on the boards or equivalent bodies of any of our subsidiaries. For additional information on the compensation we pay to Geo. Garvin Brown IV as a Brown-Forman employee, please see the “Certain Relationships and Related Transactions” section, which begins on page 51.

Expense Reimbursement. We reimburse all directors for reasonable and necessary expenses they incur in performing their duties as directors, and provide an additional international travel allowance of $3,000 per meeting to directors who must travel to Board meetings from outside the United States. All of our directors are covered under the Company’s travel accident insurance and D&O liability insurance programs.

We occasionally invite our directors and their spouses to certain events, including retirement celebrations and award dinners. We believe these events provide valuable opportunities for our directors to establish and develop relationships with our senior executives, long-term stockholders, employees, and each other, furthering our objective of having a strong and cohesive Board of Directors.

The following table sets forth the compensation we paid to our non-employee directors for their service in fiscal 2009.

Fiscal 2009 Director Compensation Table

					Change in
					Pension
	Fees Earned				Value and
	or			Non-Equity	Nonqualified
	Paid in	Stock	SSAR	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)	($)(2)(3)(4)(5)	($)	Earnings	($)(6)	($)

Patrick Bousquet-Chavanne	63,333		71,488			-	134,821

Barry D. Bramley (7)	50,000		71,488			10,874	132,362

Martin S. Brown Jr.	61,167		38,761			-	99,928

Owsley Brown II (8)	10,833		-			-	10,833

Donald G. Calder	132,000		38,761			-	170,761

John D. Cook (9)	57,967		31,860			-	89,827

Sandra A. Frazier	61,167		38,761			-	99,928

Richard P. Mayer	143,667		38,761			-	182,428

William E. Mitchell	58,750		71,488			-	130,238

Matthew R. Simmons (10)	24,167		71,488			-	95,655

William M. Street	92,000		38,761			-	130,761

Dace Brown Stubbs	56,167		38,761			-	94,928

(1)	Amounts in this column include: annual Board retainer, if paid in cash; annual committee chair and committee member retainers; and Board and committee meeting fees. Fees vary based on the length of Board service during the year, the Board member’s attendance at Board and committee meetings, and whether such Board member is chair of a committee.

(2)	Amounts include: annual Board retainer, if paid in equity; and annual equity awards for fiscal 2009. For fiscal 2009, Mr. Bousquet-Chavanne, Mr. Bramley, Mr. Mitchell and Mr. Simmons elected to receive their Board retainer in SSARs.

(3)	Amounts reflect the dollar amount of compensation cost recognized for financial statement reporting purposes for the fiscal year ended April 30, 2009, in accordance with SFAS 123(R). Assumptions used in the calculation of these amounts are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended April 30, 2009, which are included in the Company’s Annual Report on Form 10-K as filed with the SEC. The grant date fair value of each SSAR granted to our non-employee directors as of July 24, 2008, was $57.40. The grant date fair value of the SSARs granted to John D. Cook on September 25, 2008, was $58.45. All SSARs granted to non-employee directors are immediately vested and fully exercisable.

(4)	The aggregate number of Class B common stock options and SSARs outstanding for each of our non-employee directors as of April 30, 2009, is set forth below. All such options and SSARs are fully vested and exercisable.

Name

Patrick Bousquet-Chavanne	25,497
Martin S. Brown Jr.	10,550
Donald G. Calder	32,304
John D. Cook	2,793
Sandra A. Frazier	10,550
Richard P. Mayer	27,794
William E. Mitchell	12,985
William M. Street	102,452
Dace Brown Stubbs	40,119

(5)	On October 27, 2008, we completed a special distribution of shares of our Class B common stock. For every four shares of Class A or Class B common stock held as of the record date, stockholders received one share of Class B common stock, with fractional shares payable in cash (outstanding option and SSAR awards were rounded up to the next whole share). Outstanding equity award amounts and exercise prices were adjusted as of October 27, 2008, to account for this distribution, and are presented herein on an adjusted basis.

(6)	For Mr. Bramley, this amount includes an international travel allowance of $9,000 ($3,000 per meeting attended in fiscal 2009), product gift of $1,157, and $717 in travel-related expenses for Mr. Bramley’s spouse to attend certain Board-related events.

(7)	Mr. Bramley retired from the Board effective September 28, 2008.

(8)	Owsley Brown II retired from the Board effective July 24, 2008.

(9)	Mr. Cook joined the Board effective September 25, 2008.

(10)	Mr. Simmons retired from the Board effective January 22, 2009.

OTHER INFORMATION

This section provides other information you should know before you cast your vote.

Certain Relationships and Related Transactions.

Related Person Transactions. SEC regulations require disclosure of certain transactions between the Company and specified categories of related persons. A “related person” generally includes any individual who served as a director or executive officer at any time during the last fiscal year, a director nominee, a person holding more than 5% of the Company’s voting securities, and any immediate family member of any such person. In order to ascertain information regarding related person transactions, the Company asks each director, director nominee, executive officer, and 5% beneficial owner to disclose any transaction in which the Company participates and in which the respondent has a direct or indirect material interest and the amount involved exceeds $120,000. The Audit Committee reviewed and evaluated all such transactions for fiscal 2009, each of which is described below.

Director Geo. Garvin Brown IV, a nephew of Director Dace Brown Stubbs, is a Senior Vice President of Brown-Forman Corporation and Managing Director of our Western Europe and Africa region. For a portion of fiscal 2009, Mr. Brown served as Vice President and Brand Director for Jack Daniel’s in Europe and Africa. During fiscal 2009, Mr. Brown received a base salary of $173,367 and short-term and long-term cash incentive compensation of $141,561. The Company incurred costs at a net amount of $358,437 during fiscal 2009 for certain expenses associated with Mr. Brown’s living abroad, including housing costs, benefits, and other assignment-related expenses. The total cost to Brown-Forman during fiscal 2009, including additional taxes resulting from his international assignment, was $920,921. During fiscal 2009, Mr. Brown also received as an employee of the Company long-term equity-based incentive compensation of 953 Class B Common SSARs, with an exercise price of $57.40. The SSARs are exercisable May 1, 2011, and expire April 30, 2018. This equity award was approved by the Company’s Management Compensation and Benefits Committee. Mr. Brown’s compensation is consistent with that of other employees with similar tenures, responsibilities, performance histories, and expatriate status. In addition, Mr. Brown receives a $10,250 per month stipend for serving as the Presiding Chairman of our Board of Directors. The stipend was approved by the Compensation Committee of the Board.

As a family-controlled company, we employ individuals who are immediate family members of our directors, executive officers, and major stockholders. As of April 30, 2009, we employ five individuals (Campbell P. Brown, Christopher L. Brown, J. McCauley Brown, Marshall B. Farrer, and Andrew M. Varga) who are immediate family members of executive officers, directors, or 5% beneficial owners, or who are 5% beneficial owners in their own right. Each of these employees is compensated in a manner consistent with our employment and compensation policies applicable to all employees. The aggregate annual compensation paid by the Company to each of these employees exceeds $120,000.

Laura Lee Brown is a member of the Brown family, and the sister of Director Dace Brown Stubbs. Ms. Brown owns a parking garage in downtown Louisville, next to our offices at 626 West Main Street. We lease, at market rates, a number of parking spaces in this garage, and pay additional amounts for validations of parking for customers and visitors. For fiscal 2009, the Company’s total expense under this arrangement was $208,519. In addition, Ms. Brown is an investor in the 21c Museum Hotel. Brown-Forman rented hotel rooms and conference rooms, and provided meals and entertainment at 21c, at market rates, to various corporate guests. The amount paid to the 21c Museum Hotel for these expenses in fiscal 2009 was $725,993.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee during fiscal 2009, or as of the date of this Proxy Statement, is or has been an officer or employee of the Company, and no executive officer of the Company has served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Directors.

Proposal 2: Re-approval of the Performance Measures Under the Brown-Forman 2004 Omnibus Compensation Plan

We are asking our stockholders to re-approve the performance measures used for performance-based awards granted under the Brown-Forman 2004 Omnibus Compensation Plan, as amended (the “Plan”), to preserve our ability to take a federal tax deduction for certain compensation awards made under the Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the amount of annual compensation expense a public company may deduct when paid to its chief executive officer and its other three most highly compensated executive officers, other than the chief financial officer, unless the compensation is “performance-based” and paid under a formal compensation plan that meets the Internal Revenue Code’s requirements. In order to preserve the deductibility of performance-based awards granted under the Plan, the material terms of the performance measures must be disclosed to and approved by our stockholders at least every five years. These measures, which have not changed since the Plan was approved by our stockholders in 2004, must be re-approved at the upcoming Annual Meeting. We are not amending the Plan, re-approving the Plan itself, or increasing the number of shares authorized for issuance under the Plan.

General Information about the Plan. On July 22, 2004, our stockholders approved the 2004 Omnibus Compensation Plan, as the successor to both the 1994 Omnibus Compensation Plan, which provided equity awards to employees, and the Non-Employee Directors Plan, which provided awards to non-employee Directors. The 2004 Omnibus Compensation Plan is an incentive compensation plan designed to reward participants for individual and Company performance. All short- and long-term incentive compensation paid by the Company is administered pursuant to the terms and conditions of the Plan.

Purpose. The purpose of the Plan is to promote the interests of the Company and its stockholders by attracting and retaining key executive officers, directors and employees; motivating these individuals by means of performance-based incentives to achieve long-range performance goals; and linking their compensation to the long-term interests of the Company and its stockholders.

Administration. The Plan Administrator for all participants other than our non-employee directors is the Compensation Committee of the Board. For our non-employee directors, the Plan Administrator is the entire Board. Under the terms of the Plan, the Plan Administrator is authorized to select participants, determine the type and number of awards to be granted, and make all other determinations that may be necessary or desirable for the administration of the Plan.

Eligibility and Award Estimates. Officers, employees, and non-employee directors of the Company, its subsidiaries, and affiliates are eligible to receive awards under the Plan. The granting of awards under the Plan is at the discretion of the Plan Administrator; therefore, it is not possible to determine the number of persons who may be granted awards or the number of shares subject to awards that may be granted. For information on the equity and non-equity awards granted to our NEOs during fiscal 2009 under the Plan, please see the Grants of Plan Based Awards for Fiscal 2009 Table set forth on page 37.

Types of Awards. The Plan permits the following types of awards: cash, stock options, stock appreciation rights, stock, restricted stock, market value units, performance units, and any combination thereof.

Shares Available for Awards under the Plan. The maximum number of shares subject to awards that may be granted under the Plan is 5,028,571. Under the terms of the Plan, we try to limit the source of shares delivered to participants under the Plan to those purchased by the Company from time to time on the open market, in private transactions, or otherwise. If we determine that the timing of such purchases may unduly affect the market price of the shares, the purchases may be spread over a period of time sufficient to minimize such effect. We may use newly issued shares to cover exercises or redemptions of awards under the Plan, and then purchase an equal number of shares on the open market or otherwise as quickly as is reasonably practicable thereafter. This practice minimizes long-term dilution to our stockholders.

Performance Measures. Under the terms of the Plan, performance goals are limited to one or more of the following Company, affiliate, operating unit or division financial performance measures:

•	earnings before interest, taxes, depreciation and/or amortization;

•	operating income or profit;

•	operating efficiencies;

•	return on equity, assets, capital, capital employed or investment;

•	after tax operating income;

•	net income;

•	earnings or book value per share;

•	cash flow(s);

•	total sales or revenues, or sales or revenues per employee;

•	production (separate work units or SWUs);

•	stock price or total shareholder return;

•	dividends; or

•	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals or goals relating to acquisitions or divestitures;

•	or any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may take into account the exclusion of certain items deemed appropriate by the Plan Administrator, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any affiliate, operating unit, or division of the Company, and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, to shareholders’ equity and/or shares outstanding, or to assets or net assets.

The discussion above is a summary of the Plan and is qualified in its entirety by the specific language of the Plan. The Plan, together with the amendments thereto, has been filed with the SEC as an exhibit to this Proxy Statement.

The Board of Directors unanimously recommends a vote “FOR” the re-approval of the performance measures set forth in the Brown-Forman 2004 Omnibus Compensation Plan.

Equity Compensation Plan Information

			Number of securities
	Number of securities to be	Weighted-average	remaining available for
	issued upon exercise of	exercise price of	future issuance under
	outstanding options and	outstanding options and	equity compensation
Plan Category	SSARs	SSARs	plans

Equity compensation plans approved by security holders	4,173,651	$40.11	5,028,571

Equity compensation plans not approved by security holders (1)	141,036	$26.09	—(2)

Total	4,314,687	$39.65	5,028,571

(1)	Our Non-Employee Directors Plan, which was discontinued in 2004 upon our stockholders’ approval of the 2004 Omnibus Compensation Plan, was not submitted to stockholders for approval.

(2)	No further awards may be made under the Non-Employee Directors Plan.

Other Proposed Action.

As of June 26, 2009, we know of no business to come before the meeting other than the election of our Board of Directors and the re-approval of performance measures under our 2004 Omnibus Compensation Plan. If any other corporate business should be properly presented at the meeting, the proxies will be voted in accordance with the judgment of the persons holding them.

Stockholder Proposals for the 2010 Annual Meeting.

To be considered for inclusion in next year’s Proxy Statement and form of proxy relating to the 2010 Annual Meeting of Stockholders, stockholder proposals must be received by us at our principal executive offices at 850 Dixie Highway, Louisville, Kentucky 40210, not later than February 26, 2010. Proposals should be sent to the attention of Matthew E. Hamel, our Secretary, and must comply with SEC requirements related to the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals received between February 27 and May 12, 2010, will not be included in our proxy materials for the 2010 Annual Meeting. Proposals received after May 12, 2010, will be considered untimely, and the proxies solicited by us for next year’s Annual Meeting will confer discretionary authority to vote on any such matters without a description of them in the Proxy Statement for that Annual Meeting.

By Order of the Board of Directors
Matthew E. Hamel
Secretary

Louisville, Kentucky
June 26, 2009

Exhibit A

BROWN-FORMAN 2004 OMNIBUS COMPENSATION PLAN

Unless the context clearly requires otherwise, references to “Sections” and “Articles” are to sections and articles of this plan, and capitalized terms have the meaning assigned to them below. All references to statutes or regulations mean those statutes or regulations as amended from time to time, and any successors to those statutes or regulations.

ARTICLE 1
ESTABLISHMENT, OBJECTIVES AND DURATION

1.1	ESTABLISHMENT. Brown-Forman Corporation, a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Brown-Forman 2004 Omnibus Compensation Plan” (the “Plan”), as set out in this document. The Plan permits the Plan Administrator to grant Awards (as defined below).

1.2	OBJECTIVES. The Plan’s objectives are:

(a)	to optimize the Company’s profitability and growth through incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s stockholders;

(b)	to provide Participants with an incentive for excellence in individual performance;

(c)	to promote teamwork among Participants;

(d)	to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success; and

(e)	to allow Participants to share in the Company’s success.

1.2	DURATION. Subject to (a) approval by the Company’s stockholders, and (b) the Board’s right to amend or terminate the Plan at any time pursuant to Article 12, the Plan shall take effect as of the Effective Date, and remain in effect until Participants have bought or acquired all Shares subject to the Plan. The Plan Administrator may not, however, grant any Awards under the Plan on or after July 22, 2014.

ARTICLE 2
DEFINITIONS

Whenever used in the Plan, the following terms shall have the following meanings:

2.1	“ADJUSTED MARKET VALUE” is defined in Section 11.2(b).

2.2	“AFFILIATE” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has an ownership voting interest, in each case as designated by the Plan Administrator (subject to the Board’s approval) as being a participating employer in the Plan.

2.3	“ANNUAL INCENTIVE AWARD” means a short-term incentive Award granted under Article 6.

2.4	“AWARD” means, individually or collectively, a grant under this Plan of Annual Incentive Awards and/or Long Term Incentive Awards.

2.5	“AWARD AGREEMENT” shall mean any written agreement, contract or other instrument or document evident in any Award, which may, but need not, be executed or acknowledged by a Participant.

2.6	“AWARD OPPORTUNITY” means the total Award that a Participant may earn under the Plan with respect to a Plan Year or other Performance Period, as established by the Plan Administrator.

2.7	“BASE PERIOD” means the three-month period ending three months prior to the first date on which a Potential Change in Control occurs.

2.8	“BASE PERIOD FAIR MARKET VALUE” means, with respect to an Option (or SAR), the average Fair Market Value per Share for each date on which Shares were traded during the Base Period, or portion of the Base Period, during which the Option (or SAR) was outstanding. If an Option (or SAR) is granted during the Restricted Period prior to a Change in Control, the Base Period Fair Market Value for the Option (or SAR) shall be its exercise price (or grant price).

2.9	“BENEFICIAL OWNER” or “BENEFICIAL OWNERSHIP” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

2.10	“BOARD” means the Company’s board of directors.

2.11	“CAUSE” shall mean, unless otherwise defined in the applicable Award Agreement, with respect to any Participant:

(a)	the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board, the chief executive officer of the Company or the senior officer of the Company supervising the Participant, which demand identifies the manner in which the Board, the chief executive officer of the Company or the senior officer of the Company supervising the Participant believes that the Participant has not substantially performed the Participant’s duties, or

(b)	the engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

For purposes of this definition, no act or failure to act on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the chief executive officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Plan Administrator in its sole discretion.

2.12	“CHANGE IN CONTROL” of the Company means, and shall be deemed to have occurred upon, any of the following events:

(a)	individuals who, as of the close of business on July 22, 2004, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after such time on July 22, 2004 and whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(b)	consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless, following the Business Combination,

(1)	all or substantially all of the Beneficial Owners of the combined voting power of the then Outstanding Voting Securities of the Company immediately before the Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the Outstanding Voting Securities of the corporation resulting from the Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more affiliates) in substantially the same proportions that they owned the Outstanding Voting Securities of the Company immediately before the Business Combination, and

(2)	no Person, excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination, beneficially owns, directly or indirectly, twenty percent (20%) or more of the combined voting power of the Outstanding Voting Securities of the corporation resulting from the Business Combination except to the extent that such ownership existed before the Business Combination, and

(3)	at least a majority of the directors of the corporation resulting from the Business Combination were Directors on the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the Business Combination; or

(c)	the approval by the Company’s stockholders of a plan of liquidation and dissolution.

2.13	“CHANGE IN CONTROL PRICE” shall mean, unless otherwise defined in the applicable Award Agreement, the closing sale price on the principal securities exchange on which the Shares are traded, or the highest price per share paid or offered in any bona fide transaction related to a Potential Change in Control or Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Plan Administrator except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights.

2.14	“CODE” means the Internal Revenue Code of 1986, as amended from time to time.

2.15	“COMPANY” means Brown-Forman Corporation, a Delaware corporation, and to the extent it is appropriate in the context of the Plan provision, the Company’s Affiliates, as well as any successor to any of such entities as provided in Section 15.4.

2.16	“COMPENSATION COMMITTEE” means the members of the Board who are serving as its Compensation Committee at the time of the action to be taken. Each member of the Compensation Committee shall be (a) an “independent director” within the meaning of the listing standards of the New York Stock Exchange; (b) a “non-employee director” as that term is defined by the rules and regulations of the Securities and Exchange Commission (including Rule 16b-3); and (c) an “outside director” as that term is defined by the regulations applicable to Internal Revenue Code Section 162(m), but each such qualification shall be applicable only so long as the respective requirement is necessary under applicable law or rule or any successor provision to such applicable rule or law.

2.17	“DESIGNATED EXECUTIVE OFFICER” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m) of the Code; provided, however, that the term “Designated Executive Officer” shall not include any such individual who is designated by the Plan Administrator, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Plan Administrator, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

2.18	“DIRECTOR” means any individual who is a Board member.

2.19	“DISABILITY” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s (or an Affiliate’s, if applicable) then current long-term disability plan.

2.20	“EFFECTIVE DATE” means July 22, 2004.

2.21	“EMPLOYEE” means any employee of the Company or an Affiliate.

2.22	“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time.

2.23	“EXECUTIVE OFFICER” means an Employee whom the Board has determined is an “officer” as defined in Rule 16a-1(f) under the Exchange Act (or its successor rule), as of the date of vesting and/or payout of an Award, as applicable.

2.24	“FAIR MARKET VALUE” means (i) the closing sale price on the principal securities exchange on which the Shares are traded on the relevant date (or, if no Shares are traded on the relevant date, the last previous day on which a sale was reported), or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Plan Administrator in its sole discretion.

2.25	“FREESTANDING SAR” means a SAR granted independently of any Options, as described in Section 7.5.

2.26	“IMMEDIATE FAMILY” means, with respect to a Participant, such Participant’s children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law.

2.27	“INCENTIVE STOCK OPTION” or “ISO” means an option to buy Shares granted under Section 7.4 that is designated an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.28	“INDEXED OPTION” means an Option with an exercise price that either increases by a fixed percentage over time or changes by reference to a published index.

2.29	“LONG TERM INCENTIVE AWARD” means a long-term incentive Award granted under Article 7.

2.30	“MARKET VALUE UNIT” or “MVU” means an Award, designated as an MVU, granted pursuant to Section 7.3.

2.31	“NON-EMPLOYEE DIRECTOR” means a Director who is not an Employee.

2.32	“NON-QUALIFIED STOCK OPTION” or “NQSO” means an option to buy Shares granted under Section 7.4 which is not intended to meet the requirements of Code Section 422.

2.33	“OPTION” means an Incentive Stock Option, Indexed Option or a Non-qualified Stock Option, as described in Section 7.4.

2.34	“OPTION PRICE” means the price at which a Participant may buy a Share under an Option.

2.35	“OUTSIDE DIRECTOR” means, with respect to the grant of an Award, a member of the Board then serving on the Compensation Committee.

2.36	“OUTSTANDING VOTING SECURITIES” means, with respect to a corporation, the then outstanding voting securities entitled to vote generally in the election of directors of the corporation.

2.37	“PARTICIPANT” means any Employee or Director.

2.38	“PERFORMANCE-BASED EXCEPTION” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.39	“PERFORMANCE PERIOD” means such period of time as determined by the Plan Administrator.

2.40	“PERFORMANCE UNIT” means an Award granted to a Participant as described in Section 7.6.

2.41	“PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Plan Administrator), and during which the Shares are subject to a substantial risk of forfeiture, as provided in Section 7.2.

2.42	“PERMITTED TRANSFEREE” means a Participant’s Immediate Family, a Permitted Trust or a partnership of which the only partners are members of the Participant’s Immediate Family.

2.43	“PERMITTED TRUST” means a trust solely for the benefit of a Participant or a Participant’s Immediate Family.

2.44	“PERSON” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.45	“PLAN ADMINISTRATOR” shall mean, for all Persons other than Outside Directors, the Compensation Committee, and shall include any person or committee to whom authority is delegated from time-to-time pursuant to Section 3.3 hereof. With respect to Outside Directors, the Plan Administrator shall mean the entire Board.

2.46	“PLAN YEAR” means the Company’s Fiscal Year.

2.47	“POTENTIAL CHANGE IN CONTROL” of the Company means, and shall be deemed to have occurred upon, any of the following events:

(a)	the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company;

(b)	any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;

(c)	any Person (other than the Company, a Person who as of May 1, 2004 is reporting its Outstanding Voting Securities on Schedule 13D or who subsequently files a Schedule 13D solely by virtue of acquiring Outstanding Voting Securities from such a Person under the laws of descent and distribution or upon liquidation of a trust, or a Person reporting its acquisition of Outstanding Voting Securities on Schedule 13G) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing five percent (5%) or more of the combined voting power of the Outstanding Voting Securities of the Company; or

(d)	the Board adopts a resolution to the effect that, for purposes of this Plan, a potential Change in Control of the Company has occurred.

2.48	“RESTRICTED PERIOD” shall mean the period beginning upon the occurrence of a Potential Change in Control and ending at the end of the twelfth month following the month in which the Potential Change in Control occurs, if a Change in Control has not occurred prior to the end of such month. Notwithstanding the foregoing, in the event of a Potential Change in Control described in Section 2.47(a), the Restricted Period shall end upon the first to occur of the end of the period described in the immediately preceding sentence or the sixtieth day following the termination of the agreement described in Section 2.47(a). If a Change in Control occurs before the end of the twelfth month following the Potential Change in Control, the Restricted Period shall continue until all Options (and SAR’s) granted hereunder have been exercised or canceled.

2.49	“RESTRICTED STOCK” means an Award granted to a Participant pursuant to Section 7.2.

2.50	“RETIREMENT” shall mean, unless otherwise defined in the applicable Award Agreement, the voluntary, elective separation of a Participant from the employ or service of the Company or any of its Affiliates after the Participant has attained (a) age 60, or (b) both age 55 and at least fifteen (15) years of service with the Company or any of its Affiliates.

2.51	“SHARES” means the shares of the Company’s Class A or Class B Common Stock, or any combination of Class A or Class B Common Stock, as the Plan Administrator determines.

2.52	“STOCK APPRECIATION RIGHT” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 7.5.

2.53	“TANDEM SAR” means a SAR granted in connection with a related Option pursuant to Section 7.5. A holder exercising a Tandem SAR must forfeit the right to buy a Share under the related Option; conversely, a holder of a Tandem SAR buying a Share under the Option will have the Tandem SAR canceled proportionately.

2.54	“TARGET INCENTIVE AWARD” is defined in Section 5.7(c).

ARTICLE 3
ADMINISTRATION

3.1	AUTHORITY OF PLAN ADMINISTRATOR. The Plan shall be administered by the Plan Administrator, provided however, with respect to Awards to Outside Directors, all references in the Plan to the Plan Administrator shall be deemed to be references to the Board.

(a)	Powers of Plan Administrator. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Plan Administrator by the Plan, the Plan Administrator shall have full power and authority in its discretion to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to a Participant;

(iii)	determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards;

(iv)	determine the timing, terms, and conditions of any Award;

(v)	accelerate the time at which all or any part of an Award may be settled or exercised;

(vi)	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vii)	determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Plan Administrator;

(viii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(ix)	except to the extent prohibited by the Plan, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award;

(x)	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(xi)	make any other determination and take any other action that the Plan Administrator deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 12.1 hereunder to amend or terminate the Plan.

(b)	Limitations on Authority. Notwithstanding the provisions of Section 12.2 hereof and except as permitted by the provisions of Section 4.4 hereof, the Plan Administrator shall not have the power to:

(i)	amend the terms of previously granted Options to reduce the Option Price of such Options;

(ii)	cancel such Options and grant substitute Options with a lower Option Price than the canceled Options; or

(iii)	adjust upwards the amount payable with respect to any Awards granted to comply with the Performance-Based Exception or waive or alter the performance goals associated therewith.

3.2	PLAN ADMINISTRATOR DISCRETION BINDING. Except as otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Plan Administrator, may be made at any time by the then applicable Plan Administrator and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant and any holder or beneficiary of any Award.

3.3	DELEGATION. Subject to the terms of the Plan and applicable law, the Plan Administrator may delegate to one or more officers, employees or Directors of the Company or of any Affiliate, or to a committee of such persons, the authority, subject to such terms and limitations as the Plan Administrator shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, interpret, discontinue, suspend or terminate Awards held by Participants who are not Executive Officers or Directors of the Company, and such delegee, or delegees, shall have all of the powers, discretion and protections of the Compensation Committee regarding all matters within the scope of such delegation. The Compensation Committee may revoke any such delegation at any time. Notwithstanding anything in this Plan to the contrary, (i) all awards to Executive Officers must be administered by the Compensation Committee or a committee of the Board that is composed solely of two or more “Non-Employee Directors” as that term is used in Rule 16(b)-3 promulgated under the Exchange Act, and (ii) unless the Plan Administrator specifically determines that an Award shall not qualify for the Performance-Based Exception, Awards to Designated Executive Officers must be administered by the Compensation Committee or a committee that consists of members who are “outside directors” under Section 162(m) of the Code. Subject to the foregoing limitation with respect to Executive Officers and Designated Executive Officers, unless and until revoked or modified by the Compensation Committee by written resolution, the Brown-Forman Management Compensation Review Committee, or the committee serving similar functions from time to time, shall be designated as the “Plan Administrator.”

3.4	NO LIABILITY. No member of the Board or Plan Administrator shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

ARTICLE 4
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1	SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.4, the number of Shares or share equivalents (Award units whose underlying value is based on Shares) reserved for issuance to Participants under the Plan shall be 4,900,000 Shares, plus the Shares remaining from the Brown-Forman Omnibus Compensation Plan, as amended (the “1994 Plan”), which were authorized but not granted (1,046,051 Shares as of April 30, 2004). Notwithstanding the foregoing and subject to adjustment as provided in Section 4.4, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 1994 Plan as of the effective date of this Plan, but which terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 1994 Plan, as the case may be, after the effective date of this Plan.

4.2	DESIGNATED EXECUTIVE OFFICER MAXIMUMS. Unless and until the Plan Administrator determines that an Award to a Designated Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards:

(a)	Shares. For any Plan Year, no Designated Executive Officer may receive, pursuant to an Award, Shares, MVU’s, Performance Units, stock Options and/or SAR’s for more than 250,000 Shares in the aggregate, which limit shall include any Shares represented by an Award that has been canceled.

(b)	Cash. The maximum aggregate amount of any Award or Awards settled in cash that may be granted to any Designated Executive Officer shall be as follows:

Plan Years	Applicable Maximum
1-3	$4,000,000
4-6	$5,000,000
7-10	$6,000,000

Plan Year 1 shall begin on the Effective Date and end on the first fiscal year end of the Company following the Effective Date.

4.3	LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason (except the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award shall be available for the grant of another Award under the Plan, except that this provision shall not be executed to increase the maximum number of authorized shares under Section 4.2.

4.4	ADJUSTMENTS. In the event the Plan Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Plan Administrator, in its sole discretion, to be appropriate, then the Plan Administrator shall, in such manner as it may deem equitable:

(a)	adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number;

(b)	if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or

(c)	if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

5.1	ELIGIBILITY. Participation in this Plan is open to all Employees and Directors.

5.2	OUTSIDE DIRECTOR ELIGIBILITY. Notwithstanding Section 5.1, Directors who are not Employees shall be eligible to receive only Awards granted consistent with Section 10.2.

5.3	ACTUAL PARTICIPATION. The Plan Administrator may from time to time select, from all eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award Opportunity and Award.

5.4	EMPLOYMENT.

(a)	Rights Not Affected. Nothing in the Plan shall interfere with or limit in any way the Company’s right to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the Company’s employ.

(b)	Transfer Not Termination. A transfer of a Participant’s employment between the Company and an Affiliate, or between Affiliates, shall not be deemed to be a termination of employment. Upon such a transfer, the Plan Administrator may, subject to Sections 12.2 and 12.3, make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

(c)	No Right to Award. An Employee’s status as an Employee confers no right on that Employee to receive an Award under this Plan, or, having received any Award, to receive a future Award.

5.5	PRO RATA PLAN YEAR OR PERFORMANCE PERIOD PARTICIPATION. Except as otherwise provided in this Section 5.5, the Plan Administrator may allow Employees who become eligible after the Plan Year or Performance Period begins to participate under this Article on a pro rata basis. Such situations include, but are not limited to:

(a)	new hires;

(b)	the promotion of an Employee from a position which did not previously meet the eligibility criteria; or

(c)	the transfer of an Employee from an entity which does not participate in the Plan.

A Designated Executive Officer who becomes eligible after the Plan Year or Performance Period begins may participate under this Article on a pro rata basis, but only if (i) such Designated Officer is granted the Award during the first twenty-five percent (25%) of the Performance Period, or (ii) the Plan Administrator specifically determines such Award will not comply with the Performance-Based Exception. Notwithstanding the foregoing, Options may be granted under this Plan to Designated Executive Officers at any time.

5.6	CHANGE IN POSITION.

(a)	If, during a Plan Year or Performance Period, a Participant other than a Designated Executive Officer changes employment positions at the Company or an Affiliate to one which corresponds to a level of Award Opportunity different than that existing on the first day of such Plan Year or Performance Period, the Participant’s Award Opportunity may be adjusted by the Plan Administrator to reasonably reflect the appropriate level of the Participant’s Award Opportunity for the entire Plan Year or Performance Period.

(b)	Except as provided in Section 12.3, the Plan Administrator may not adjust the Award Opportunity of a Designated Executive Officer.

5.7	AWARD OPPORTUNITIES.

(a)	Timing. As soon as practicable in each Plan Year or Performance Period, the Plan Administrator shall establish an Award Opportunity for each Participant. An Award Opportunity may consist of an Annual Incentive Award, a Long-Term Incentive Award or both types of Awards. As soon as is necessary to comply with Code Section 162(m), the Plan Administrator shall establish an Award Opportunity pursuant to Article 8 for each Designated Executive Officer.

(b)	Measures. An Award Opportunity shall be a function of one or more performance measures and goals selected by the Plan Administrator, and shall reflect the Participant’s job responsibilities and opportunity and authority to affect overall financial results. For Designated Executive Officers, the Plan Administrator can apply performance measures only as set forth in Article 8.

(c)	Alignment. The Plan Administrator shall align the potential levels of achievement of the performance goals with the Award Opportunities (the “Target Incentive Award”), such that the level of achievement of the pre-established performance goals at the end of the Plan Year or Performance Period will determine the final Award amounts.

5.8	AWARD DETERMINATIONS.

(a)	Following the completion of each Plan Year or Performance Period, the Plan Administrator shall certify, in writing, whether the applicable performance targets have been achieved and the amounts, if any, payable to Designated Executive Officers for such Performance Period.

(b)	Upon that certification, the final Award shall be computed for each Participant as determined by the Plan Administrator according to the pre-established performance measures and goals and the requirements of this Plan.

(c)	Subject to Section 5.8(d), Award amounts may vary above or below the Target Incentive Award based on the level of achievement of the applicable pre- established corporate, division, business unit and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan.

(d)	For Designated Executive Officers, the final Award determination shall be solely a function of the degree to which the pre-established objective performance measures and goals have been achieved — but the Plan Administrator may adjust such final Award determinations downward.

ARTICLE 6
ANNUAL INCENTIVE AWARDS

6.1	PAYMENT OF AWARDS.

(a)	Subject to Section 5.8(a), Annual Incentive Awards shall be paid in cash or Shares within ninety (90) calendar days after the end of each Plan Year. In the event the Plan Administrator determines that an Annual Incentive Award shall be payable in Shares, the Plan Administrator may attach such restrictions to these Shares as the Plan Administrator determines is in the best interests of the Company.

(b)	No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific Company asset. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

6.2	TERMINATION OF EMPLOYMENT. If a Participant’s employment is terminated before the end of the Plan Year for any reason (including termination as a result of not returning from a leave of absence granted by the Company), the Participant shall forfeit all of the Participant’s rights to a final Annual Incentive Award for the Plan Year then in progress. The Plan Administrator may, however, adopt policies and procedures pursuant to which a Participant may receive a part or all of the Annual Incentive Award for the Plan Year in which a Participant’s employment terminates, depending on the circumstances of such termination.

ARTICLE 7
LONG TERM INCENTIVE AWARDS

7.1	GENERALLY.

(a)	Grant of Awards. Subject to Article 4, the Plan Administrator, at any time and from time to time, may, in its discretion, grant or award Options, MVU’s,

Restricted Stock, Shares, Freestanding SAR’s, Tandem SAR’s, Performance Units, cash or any combination thereof to Participants in such amounts as the Plan Administrator shall determine. The Plan Administrator may apply Performance Periods and performance measures, and may set threshold, target and maximum goals for each type of Award, as it chooses.

(b)	Source of Shares. The Company will endeavor to limit the source of Shares delivered to Participants under this Plan to Shares purchased by the Company from time to time on the open market, in private transactions or otherwise. If the Company determines that the timing of such purchases may unduly influence the market price of the Shares, the purchases may be spread over a period of time sufficient to alleviate such influence. The Company shall maintain a separate accounting of Shares purchased for this purpose. Should there be insufficient shares in the separate account to cover exercises or other Award redemptions, the Company may use other available shares including newly issued shares to cover those exercises or redemptions, and then purchase that equal number of shares on the open market or otherwise as quickly as is reasonably practicable. In determining the number of Shares to be purchased for these purposes, the Company need only to take into account the net number Shares actually delivered rather than any Shares withheld pursuant to any exercise for tax or any other purposes.

(c)	Termination of Employment. The Plan Administrator shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Affiliates, including a termination by the Company or any Affiliate with or without Cause, by a Participant voluntarily or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe. Such provisions need not be uniform among all Awards granted or issued pursuant to this Plan and may reflect distinctions based on the reasons for termination of employment and the needs of the Company as they are determined from time to time.

(d)	Other Restrictions. Subject to Article 8, the Plan Administrator may impose such other conditions and/or restrictions on any Long Term Incentive Awards granted pursuant to the Plan as the Plan Administrator deems advisable, including time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

(e)	Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except (i) by will or the laws of descent and distribution, (ii) to a Permitted Transferee and/or (iii) as may be provided by the Plan Administrator in its discretion, at or after grant, in the Award

Agreement; provided, however, that an Incentive Stock Option shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. A Permitted Transferee may not transfer an Award other than by will or the laws of descent and distribution.

7.2	SHARES; RESTRICTED STOCK.

(a)	Award Agreement. Each grant of Shares or Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction (if any), the number of Shares or Shares of Restricted Stock granted and such other terms as the Plan Administrator shall determine.

(b)	Non-Transferability of Restricted Stock. Except as provided in this Article, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated until the end of the applicable Period of Restriction established by the Plan Administrator and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Plan Administrator and set out in the Award Agreement. During a Participant’s lifetime, only that Participant may exercise any rights with respect to the Restricted Stock granted to that Participant.

(c)	Other Restrictions on Restricted Stock.

(1)	The Company shall keep custody of the certificates representing Shares of Restricted Stock until all conditions and/or restrictions applicable to such Shares have been satisfied.

(2)	Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

(d)	Voting Rights. Awards of Shares shall have whatever voting rights accompany the class of Shares awarded. During the Period(s) of Restriction, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares to the extent the Shares normally have such voting rights.

(e)	Dividends and Other Distributions.

(1)	During the Period of Restriction, Participants holding Shares of Restricted Stock may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Plan Administrator may apply any restrictions to the dividends that it deems appropriate.

(2)	Without limiting the generality of the preceding paragraph, if the grant or vesting of Restricted Shares granted to a Designated Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Plan Administrator may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

(3)	Participants holding unrestricted Shares will be entitled to receive any cash dividends paid with respect to the Shares.

7.3	MARKET VALUE UNITS (“MVU’S”).

(a)	Award Agreement. Each MVU grant shall be evidenced by an Award Agreement that shall specify the duration of the MVU, the number of Shares on which the MVU grant is based, and such other terms as the Plan Administrator shall determine.

(b)	Non-Transferability. Except as provided in this Article, the MVU’s granted herein may not be sold, transferred, pledged, assigned or otherwise alienated until specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Plan Administrator and set out in the Award Agreement. During a Participant’s lifetime, only that Participant may exercise any rights with respect to the MVU’s granted to that Participant.

(c)	Dividends and Other Distributions.

(1)	During the MVU’s duration, Participants holding MVU’s may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Plan Administrator may apply any restrictions to the dividends that it deems appropriate.

(2)	Without limiting the generality of the preceding paragraph, if the grant or vesting of MVU’s granted to a Designated Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Plan Administrator may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such MVU’s, such that the dividends and/or the MVU’s maintain eligibility for the Performance-Based Exception.

(3)	Notwithstanding any other plan term, the Plan Administrator may impose such conditions on the accrual or payment of dividends with respect to MVUs, as may be required to comply with Section 16 of the Exchange Act.

(d)	Payment of MVU Amount.

(1)	Each MVU shall have a value equal to the Fair Market Value of a Share.

(2)	MVU’s shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Plan Administrator, upon the lapse of the restrictions thereto, or otherwise in accordance with the applicable Award Agreement.

7.4	STOCK OPTIONS.

(a)	Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option’s duration, the number of Shares to which the Option pertains, and such other terms as the Plan Administrator shall determine. The Award Agreement shall also specify whether the Option is intended to be an ISO, Indexed Option or an NQSO, and what Performance Period (if any) applies. Even if an Option is designated as an ISO, it shall be treated as an NQSO to the extent the Fair Market Value of the Shares with respect to which ISO’s are exercisable for the first time during any calendar year by any Participant exceeds $100,000.

(b)	Option Price and Duration. The Plan Administrator, in its sole discretion, shall establish the Option Price at the time each Option is granted. The Option Price for each grant of an Incentive Stock Option under this Plan and for each grant of any Option to a Designated Executive Officer shall be at least one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Options may be Indexed Options. Each Option granted to an Employee shall expire as the Plan Administrator shall determine at the time of grant — but no Option shall be exercisable later than the tenth anniversary of its grant.

(c)	Exercise of Options. Options granted under this Section shall be exercisable at such times and be subject to such restrictions and conditions as the Plan Administrator shall in each instance approve, which need not be the same for each grant or for each Participant.

(d)	Payment.

(1)	Options granted under this Section shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

(2)	The Option Price upon exercise of any Option shall be payable to the Company in full either:

(A)	in cash or its equivalent, or

(B)	by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (but only if the Shares which are tendered have been held by the Participant for at least six (6) months before their tender to satisfy the Option Price); or

(C)	by a combination of (A) and (B).

(3)	The Plan Administrator also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Plan Administrator determines to be consistent with the Plan’s purpose and applicable law.

(4)	As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares bought under the Option(s).

(e)	Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Incentive Stock Option or Tandem SAR is to be granted pursuant to the Plan, the Participant owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all Share classes of the Company or its parent or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or Tandem SAR to be granted to such Participant pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and the Option by its terms shall not be exercisable after the expiration of five (5) years from the date the Option is granted.

7.5	STOCK APPRECIATION RIGHTS (“SAR’S”).

(a)	Award Agreement. Each SAR grant shall be evidenced by an Award Agreement specifying the grant price, the SAR’s duration, and such other terms as the Plan Administrator shall determine.

(b)	Grant Prices and Duration of SAR’s. The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of the SAR grant. The grant price of Tandem SAR’s shall equal the Option Price of the related Option. The term of an SAR granted under the Plan shall be determined by the Plan Administrator — but such term shall not exceed ten years.

(c)	Exercise of Tandem SAR’s.

(1)	Tandem SAR’s may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

(2)	Notwithstanding any other contrary Plan provision, with respect to a Tandem SAR granted in connection with an ISO:

(A)	the Tandem SAR will expire no later than the expiration of the underlying ISO;

(B)	the payout value with respect to the Tandem SAR may not exceed one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and

(C)	the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

(d)	Exercise of Freestanding SAR’s. Freestanding SAR’s may be exercised upon whatever terms and conditions the Plan Administrator imposes upon them.

(e)	Payment of SAR Amount.

(1)	Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(A)	the difference between the Fair Market Value of a Share on the date of exercise and the grant price; by

(B)	the number of Shares with respect to which the SAR is exercised.

(2)	The Plan Administrator may allow for payment upon SAR exercise to be in cash, in Shares of equivalent value or in some combination of cash and Shares.

7.6	PERFORMANCE UNITS.

(a)	Award Agreement. Each Performance Unit grant shall be evidenced by an Award Agreement specifying an initial value for each Performance Unit as of its grant date, as well as performance goals which will determine the number and/or value of Performance Units that will be paid out to the Participant at the end of the Performance Period. Performance goals may be based on the performance of: the Company; its Shares; any of its divisions, affiliates or other business units; or any combination of such performance measures as set forth in Section 8.3.

(b)	Form and Timing of Payment of Performance Units.

(1)	The Plan Administrator may allow for payment of Performance Units to be in cash, in Shares of equivalent value or in some combination of cash and Shares.

(2)	Payment of earned Performance Units shall be made as soon as practicable following the close of the applicable Performance Period.

(3)	The Plan Administrator may allow Participants to elect to defer the receipt of Performance Unit pay-outs upon such terms as the Plan Administrator deems appropriate, as long as Participants make such deferral elections before the relevant Performance Period begins, or as otherwise permitted for U.S. federal income tax purposes.

(c)	Non-Transferability. Except as otherwise provided in an Award Agreement:

(1)	During a Participant’s lifetime, only the Participant or the Participant’s legal representative may exercise any Plan rights related to Performance Units.

(2)	Participants may not sell, pledge, assign or otherwise alienate their Performance Units.

(3)	Participants may transfer Performance Units only by will or by the laws of descent and distribution.

7.7	CASH PAYMENT OF AWARDS OTHERWISE PAYABLE IN SHARES. The Plan Administrator may allow for payment of a Long Term Incentive Award otherwise payable in Shares to be paid in cash. Such a cash equivalent Award shall be:

(a)	computed as the value of the Participant’s long-term bonus opportunity at the end of the Performance Period, adjusted for the actual performance results; and

(b)	paid to the Participant upon vesting after the end of the Performance Period.

ARTICLE 8
PERFORMANCE MEASURES

8.1	GENERALLY. No later than ninety (90) days following the commencement of each Performance Period (or such other time as is necessary to comply with Code Section 162(m)), the Plan Administrator shall in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Designated Executive Officer for such performance period. Following the completion of each performance period, the Plan Administrator shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Designated Executive Officers for such performance period. In determining the amount earned by a Designated Executive Officer for a given performance period, subject to any applicable Award Agreement, the Plan Administrator shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator may deem relevant to the assessment of individual or corporate performance for the performance period.

8.2	PERFORMANCE MEASURES FOR OTHER PARTICIPANTS. For Participants other than Designated Executive Officers, the Plan Administrator may approve and adopt either the performance measures set out in Section 8.3 or other performance measures without obtaining stockholder approval.

8.3	PERFORMANCE MEASURES FOR DESIGNATED EXECUTIVE OFFICERS. The Plan Administrator may grant Awards that are intended to qualify for the Performance-Based Exception to Designated Executive Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Plan Administrator from among the goals specified below. For the purposes of this Article 8, performance goals shall be limited to one or more of the following Company, Affiliate, operating unit or division financial performance measures:

(a)	earnings before interest, taxes, depreciation and/or amortization;

(b)	operating income or profit;

(c)	operating efficiencies;

(d)	return on equity, assets, capital, capital employed or investment;

(e)	after tax operating income;

(f)	net income;

(g)	earnings or book value per Share;

(h)	cash flow(s);

(i)	total sales or revenues or sales or revenues per employee;

(j)	production (separate work units or SWUs);

(k)	stock price or total stockholder return;

(l)	dividends; or

(m)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may take into account the exclusion of certain items deemed appropriate by the Plan Administrator, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Affiliate, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Shares outstanding, or to assets or net assets.

8.4	ADJUSTMENTS. The Plan Administrator may adjust the compensation payable upon the attainment of the pre-established performance goals, but the Plan Administrator may not adjust upward any Awards which are designed to qualify for the Performance-Based Exception, and which are held by Designated Executive Officers.

8.5	OTHER CHANGES. If applicable tax and/or securities laws change to permit Plan Administrator discretion to change the governing performance measures without obtaining stockholder approval of such changes, the Plan Administrator may make such changes without obtaining stockholder approval. In addition, if the Plan Administrator determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Plan Administrator may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 9
BENEFICIARY DESIGNATION

9.1	GENERALLY. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid if the Participant dies before receiving any or all of such benefit.

9.2	MANNER OF DESIGNATION. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

9.3	DEFAULT. Absent such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 10
DEFERRALS/GRANTS TO NON-EMPLOYEE DIRECTORS

10.1	DEFERRALS BY EMPLOYEES. The Plan Administrator may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Awards, the exercise of an Option or SAR, or the lapse or waiver of restrictions with respect to Restricted Stock or MVU’s. If any such deferral election is required or permitted, the Plan Administrator shall establish rules and procedures for such payment deferrals. Such rules and procedures shall be consistent with the provisions of Code Section 162(m) where applicable.

10.2	NON-EMPLOYEE DIRECTOR AWARDS.

(a)	The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or other stock-based awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

(b)	The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Articles 6 and 7 above. With respect to such Awards, all references in the Plan to the Plan Administrator shall be deemed to be references to the Board.

ARTICLE 11
CHANGE IN CONTROL

11.1	TREATMENT OF AWARDS UPON A CHANGE IN CONTROL. Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)	Any and all Options and SAR’s granted shall become immediately vested and non-forfeitable upon the occurrence of the Change in Control; provided, that such Options and SAR’s shall become exercisable pursuant to their original vesting schedule, notwithstanding any earlier termination of employment of a Participant, except that if within one year following a Change in Control, a Participant’s employment is terminated by the Company without Cause or by the Participant within 60 days after the Participant becomes aware of an event constituting a Constructive Discharge, upon the effective date of such employment termination, the Participant’s Options and SAR’s shall become immediately exercisable and shall remain exercisable until 30 days following the original scheduled vesting date of such Options and SAR’s. If a Participant is no longer an Employee as of the original vesting date under the vesting schedule for an Option or SAR, and has not terminated employment under one of the circumstances described in the immediately preceding sentence, the Participant’s Option and SAR shall nonetheless become exercisable on the original vesting date and remain exercisable for 30 days following the original vesting date.

(b)	If within one year following a Change in Control, a Participant’s employment is terminated by the Company without Cause or by the Participant within 60 days after the Participant becomes aware of an event constituting a Constructive Discharge, upon the effective date of such employment termination:

(1)	any restriction periods and restrictions imposed on Restricted Stock or MVU’s granted to a Participant shall lapse,

(2)	the Target Incentive Awards attainable under all outstanding Awards of the Participant shall be deemed to have been earned, and

(3)	the vesting of all outstanding Awards of the Participant shall be accelerated, and the Company shall pay out in cash to the Participant within 30 days following the effective date of the employment termination a pro rata portion of all Target Incentive Award cash payout opportunities associated with outstanding Awards, based on the number of complete and partial calendar months within the Performance Period which had elapsed as of such effective date. This subparagraph (b)(3) shall not apply to Options and SAR’s.

11.2	TREATMENT OF OUTSTANDING OPTION AND SAR AWARDS UPON A POTENTIAL CHANGE IN CONTROL. Notwithstanding anything in this Plan to the contrary, with respect to Options and SAR’s, in the event of a Potential Change in Control, the following restrictions shall apply to any such outstanding Options and SAR’s:

(a)	Except as otherwise provided in this Section 11.2, any Option (or SAR) exercised by a Participant during a Restricted Period shall be exercisable solely for a lump sum cash payment from the Company equal to the product of (i) the number of Shares for which the Option (or SAR) is being exercised, times (ii) the excess, if any, of (A) the “Adjusted Market Value” per Share of the Shares subject to the Option (or SAR), over (B) the exercise (or grant price) per Share of such Option (or SAR). The Compensation Committee may, in its discretion, provide the Participant with Shares with a Fair Market Value equal to the cash payment otherwise due upon exercise pursuant to the immediately preceding sentence, in lieu of the cash payment. This Section 11.2(a) shall not be applicable if the Fair Market Value per Share is less than the Adjusted Market Value per Share of the Shares subject to an Option (or SAR) upon the date a Participant exercises a Stock Option (or SAR), unless the Compensation Committee specifically determines it to be applicable in its sole discretion.

(b)	For purposes of this Section 11.2, “Adjusted Market Value” shall mean the Base Period Fair Market Value as adjusted, on a pro rata monthly basis at the beginning of each month, from the end of the Base Period (the date of grant for Options (and SAR’s) granted during the Restricted Period prior to a Change in Control shall be the end of the Base Period for such Options and SAR’s) until the exercise date of the Option (or SAR), by the greater of (i) 5% per year or (ii) the percentage increase (or decrease) in the S&P 500 composite index for the previous calendar month.

(c)	This Section 11.2 shall continue to apply following a Change in Control; provided, that in the event that in connection with a Change in Control, Shares are converted into or exchanged for cash, or for securities that are not publicly traded, the Company shall, immediately before such Change in Control, set aside in an escrow account for the benefit of each Participant an amount equal to the potential cash payment (under subparagraph (a) above) for the Participant, with such escrow amount to be adjusted on a quarterly basis following the Change in Control to provide for sufficient funding to pay such amounts to Participants.

11.3	ACCELERATION OF AWARD VESTING. Notwithstanding any provision of this Plan or any Award Agreement provision to the contrary, other than during a Restricted Period or in anticipation of the occurrence of a Potential Change in Control or of a Change in Control, the Plan Administrator may at any time accelerate the vesting of any Award granted under the Plan to a Participant, including without limitation acceleration to such a date that would result in said Awards becoming immediately vested.

11.4	TERMINATION, AMENDMENT AND MODIFICATIONS OF CHANGE IN CONTROL PROVISIONS. Sections 11.1, 11.2, 11.3 and any other provisions of the Plan that would materially impact the operation or intent of Sections 11.1, 11.2 and 11.3, shall not be amended by the Board or waived by the Company in a manner favorable to Participants without approval by more than 75 percent of the combined voting power of the Outstanding Voting Securities of Brown-Forman Corporation; provided, that if following a Change in Control, Brown-Forman Corporation (or its successor corporation) is not a publicly-traded corporation, and is a direct or indirect subsidiary of a publicly-traded corporation, the stockholder approval required by this Section 11.4 must be approval by more than 75 percent of the combined voting power of the Outstanding Voting Securities of the publicly-traded corporation that is the direct or indirect parent of Brown-Forman Corporation (or its successor corporation). Notwithstanding the foregoing, the Board Compensation Committee may, in its discretion, waive the effect of Section 11.2 following a Potential Change in Control described in Section 2.47; provided, that, the waiver must by approved by the Compensation Committee prior to the occurrence of a Change in Control. Notwithstanding any other Plan term or any Award Agreement term, this Article may not be terminated, amended or modified on or after the date of a Change in Control to affect adversely any Award already granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards.

11.5	OPTIONAL GROSS-UP FOR EXCISE TAXES. If, for any reason, any part or all of the amounts payable to a Participant pursuant to this Plan (or otherwise, if the Company or any of its Affiliates pays amounts after there has been a Change in Control) are deemed to be “excess parachute payments” within the meaning of Code Section 280G(b)(1), the Plan Administrator may, in its sole discretion, provide in the Award Agreement that the Company shall pay to such Participant, in addition to any other amounts the Participant may be entitled to receive pursuant to this Plan, an amount which after all Federal, state and local taxes (of whatever kind) imposed on the Participant with respect to such amount are subtracted therefrom, equals the excise taxes imposed on such excess parachute payments under Code Section 4999.

ARTICLE 12
AMENDMENT, MODIFICATION AND TERMINATION

12.1	GENERALLY.

(a)	Except as limited by the provisions of Section 11.4 above, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part — but no amendment needing stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, the rules or listing standards of the principal securities exchange on which the Shares are traded or Section 162(m) of the Code shall be effective unless such amendment shall be approved by the requisite vote of Company stockholders entitled to vote on it.

(b)	Except as provided by the Plan or by the terms of an Award, the Plan Administrator may not cancel outstanding Awards and issue substitute Awards without the written consent of the Participant holding such Award.

12.2	OUTSTANDING AWARDS. Subject to the restrictions of Sections 3.1 and 7.4 the Plan Administrator may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate any Awards theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

12.3	COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) applies, all Awards granted to Designated Executive Officers under this Plan shall comply with its requirements, unless the Plan Administrator expressly determines that compliance is not desired with respect to any Award or Awards available for grant under the Plan. In addition, such Award(s) need not comply if changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, in which case the Plan Administrator may, subject to this Article, make any adjustments it deems appropriate. However, an Award made available for grant to a Designated Executive Officer as performance-based cannot be replaced by a non-performance-based Award if performance goals are not achieved, nor can the characterization of an Executive Officer as a Designated Executive Officer, once made, be changed for a given Performance Period.

ARTICLE 13
WITHHOLDING

13.1	TAX WITHHOLDING. The Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes and withholding obligations, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.2	SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SAR’s, upon the lapse of restrictions on Restricted Stock, the payment of MVU’s, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Plan Administrator, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, shall be made in writing, shall be signed by the Participant and shall be subject to any restrictions or limitations that the Plan Administrator deems appropriate.

ARTICLE 14
INDEMNIFICATION

14.1	GENERALLY. The Company shall indemnify and hold harmless each current and former Director against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Director in connection with or resulting from any claim, action, suit or proceeding to which such Director may be a party or in which such Director may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such Director in settlement thereof, with the Company’s approval, or paid by such Director in satisfaction of any judgment in any such action, suit or proceeding against such Director — but only if such Director gives the Company an opportunity, at its own expense, to handle and defend the same before such Director undertakes to handle and defend it personally.

14.2	NON-EXCLUSIVITY. This right of indemnification shall not exclude any other indemnification rights to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 15
LEGAL CONSTRUCTION

15.1	SEVERABILITY. If any Plan section is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.2	REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.3	NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.4	SUCCESSORS. All Company obligations under the Plan with respect to Awards granted shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the Company’s business and/or assets.

15.5	GOVERNING LAW. To the extent not preempted by Federal law, the Plan and all agreements made under it, shall be construed in accordance with and governed by the laws of the State of Delaware.

AMENDMENT TO THE
BROWN-FORMAN 2004 OMNIBUS COMPENSATION PLAN
EFFECTIVE AUGUST 1, 2006
     WHEREAS, Brown-Forman Corporation (the “Company”) maintains the Brown-Forman 2004 Omnibus Compensation Plan (the “Plan”); and
     WHEREAS, pursuant to Section 12.1(a) of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan; and
     WHEREAS, the Board desires to amend the Plan (i) to revise the provisions in Section 4.4 of the Plan regarding adjustments in connection with a recapitalization (or other similar event) to the Shares granted thereunder and (ii) to revise the provisions in Section 7.4(d)(2) of the Plan to add a “net-exercise option” to the payment methods permitted upon the exercise of awards granted thereunder.
     NOW, THEREFORE, effective August 1, 2006, the Company hereby amends the Plan as follows:
     1. The first paragraph of Section 4.4 is amended to read as follows:
4.4	ADJUSTMENTS. In the event the Plan Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Plan Administrator shall:
     2. Section 7.4(d)(2) of the Plan is amended to read as follows:
(2)	The Option Price upon exercise of any Option shall be payable to the Company in full either:
(A)	in cash or its equivalent; or

(B)	by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or

(C)	by withholding from Participant sufficient Shares, subject to an underlying Award, having an aggregate Fair Market Value at the time of exercise equal to the total Option Price of such underlying Award; or

(D)	by a combination of (A), (B) or (C).
     IN WITNESS WHEREOF, the Board has caused this Amendment to the Brown-Forman 2004 Omnibus Compensation Plan to be executed by its duly authorized representative on this 27th day of July, 2006, effective August 1, 2006.

850 Dixie Highway
Louisville, KY 40210

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 23, 2009:
The Notice of Annual Meeting, Proxy Statement and 2009 Annual Report are available at www.brown-forman.com/proxy.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.
Proxy card must be signed and dated below.
ê   Please fold and detach card at perforation before mailing.   ê

BROWN-FORMAN CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors
For Use by Holders of Class A Common Stock at the
Annual Meeting of Stockholders July 23, 2009.
THE UNDERSIGNED hereby appoint(s) Geo. Garvin Brown IV, Paul C. Varga and Matthew E. Hamel, and each of them, attorneys and proxies, with power of substitution, to vote all of the shares of Class A Common Stock of Brown-Forman Corporation (the “Corporation”) standing of record in the name of the undersigned at the close of business on June 15, 2009, at the Annual Meeting of Stockholders of the Corporation to be held on July 23, 2009, and at any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director and “FOR” the re-approval of the performance measures set forth in the Corporation’s 2004 Omnibus Compensation Plan. The votes entitled to be cast by the undersigned will be cast in the discretion of the named proxy holders upon any other matter that may properly come before the meeting and any adjournment or postponement thereof.

Signature

Signature (if held jointly)
Dated:

Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign, if signature is by attorney, executor, administrator, trustee or guardian, please give full title.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT.
Please promptly return your proxy in the enclosed envelope.
Proxy card must be signed and dated on reverse side.
ê   Please fold and detach card at perforation before mailing.   ê

BROWN-FORMAN CORPORATION	PROXY
This proxy, when properly executed, will be voted in the manner directly below by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the directors and FOR proposal 2.
The Board of Directors recommends that you vote FOR ALL NOMINEES and FOR proposal 2.
1.	Election of Directors:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

(01)	Patrick Bousquet-Chavanne	☐	☐	☐	(07)	William E. Mitchell	☐	☐	☐

(02)	Geo. Garvin Brown IV	☐	☐	☐	(08)	William M. Street	☐	☐	☐

(03)	Martin S. Brown, Jr.	☐	☐	☐	(09)	Dace Brown Stubbs	☐	☐	☐

(04)	John D. Cook	☐	☐	☐	(10)	Paul C. Varga	☐	☐	☐

(05)	Sandra A. Frazier	☐	☐	☐	(11)	James S. Welch, Jr.	☐	☐	☐

(06)	Richard P. Mayer	☐	☐	☐
2.	Re- approval of the performance measures set forth in the 2004 Omnibus Compensation Plan, as described in the Proxy Statement.
❑ FOR ❑ AGAINST ❑ ABSTAIN
In their discretion, the Proxies are authorized to vote upon such other corporate business as may properly come before the meeting.
THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.